Exhibit 99.1
                                                                    ------------

                            ASSET PURCHASE AGREEMENT

                                  by and among

                               RT ACQUISITION LLC
                                  as Purchaser,

                                       and

                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC,
                         NIMISHILLEN & TUSCARAWAS, LLC,
                             BLISS & LAUGHLIN, LLC,
                REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC
                                       and
                                RTI CAPITAL CORP.
                                   as Sellers

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I DEFINITIONS.............................................................................................2

   Section 1.1      Definitions...................................................................................2
   Section 1.2      Terms Generally..............................................................................12

ARTICLE II PURCHASE AND SALE OF ASSETS...........................................................................13

   Section 2.1      Purchase and Sale of the Purchased Assets....................................................13
   Section 2.2      Excluded Assets..............................................................................15

ARTICLE III LIABILITIES ASSUMED..................................................................................16

   Section 3.1      Assumption of Liabilities....................................................................16

ARTICLE IV PURCHASE PRICE........................................................................................20

   Section 4.1      Purchase Price for Purchased Assets..........................................................20
   Section 4.2      Payment of Purchase Price....................................................................20

ARTICLE V REPRESENTATIONS AND WARRANTIES AND RELATED UNDERTAKINGS................................................21

   Section 5.1      Representations and Warranties of Sellers....................................................21
   Section 5.2      Representations and Warranties of Purchaser..................................................35
   Section 5.3      Amendments to Disclosure Schedules...........................................................36

ARTICLE VI EMPLOYEE MATTERS......................................................................................36

   Section 6.1      Employees....................................................................................36
   Section 6.2      Employee Benefit Plans.......................................................................37
   Section 6.3      Workers' Compensation........................................................................39
   Section 6.4      Management Incentive Plans...................................................................39
   Section 6.5      Mutual Cooperation...........................................................................39

ARTICLE VII TAX MATTERS..........................................................................................40

   Section 7.1      Transfer Taxes...............................................................................40
   Section 7.2      Proration of Real and Personal Property Taxes................................................40
   Section 7.3      Tax Returns; Cooperation on Tax Matters......................................................41
   Section 7.4      Allocation Purchase of Price and Purchase Price Allocation Forms.............................42

ARTICLE VIII COVENANTS AND ADDITIONAL AGREEMENTS.................................................................42

   Section 8.1      Approval Proceedings.........................................................................42
   Section 8.2      Good Faith Deposit...........................................................................42
   Section 8.3      Access to Information, Confidentiality.......................................................43
   Section 8.4      Notification of Certain Matters..............................................................44
   Section 8.5      HSR Act......................................................................................44
   Section 8.6      Filings and Approvals Regarding the Railroad Subsidiary......................................45
   Section 8.7      Further Action...............................................................................45
   Section 8.8      Conduct of the Business......................................................................46


                                        i

   Section 8.9      Non-Assignable Contracts.....................................................................48
   Section 8.10     Acquisition Agreements.......................................................................48
   Section 8.11     Indemnification Agreements...................................................................49
   Section 8.12     Litigation...................................................................................49
   Section 8.13     Public Announcements.........................................................................50
   Section 8.14     Filings and Authorizations...................................................................50
   Section 8.15     Amendment to List of Purchased Contracts.....................................................50
   Section 8.16     Use of Cartersville Proceeds.................................................................50
   Section 8.17     Insurance....................................................................................51
   Section 8.18     Bulk Sale....................................................................................51
   Section 8.19     Creation of Easement.........................................................................51

ARTICLE IX CONDITIONS TO THE CLOSING.............................................................................51

   Section 9.1      Conditions to Obligations of Purchaser.......................................................51
   Section 9.2      Conditions to Obligations of Seller..........................................................53

ARTICLE X CLOSING ...............................................................................................54

   Section 10.1     Closing......................................................................................54
   Section 10.2     Documents to be Delivered at Closing by Sellers..............................................54
   Section 10.3     Documents to be Delivered at Closing by Purchaser............................................56

ARTICLE XI INDEMNIFICATION.......................................................................................56

   Section 11.1     Survival; Representations and Warranties.....................................................56
   Section 11.2     Indemnification of Purchaser.................................................................57
   Section 11.3     Indemnification of Sellers...................................................................57
   Section 11.4     Limitation on Seller' Indemnification Liability..............................................57
   Section 11.5     Limitation on Purchaser's Indemnification Liability..........................................58
   Section 11.6     Satisfaction of Purchaser Claims.............................................................58

ARTICLE XII TERMINATION, AMENDMENT AND WAIVER....................................................................58

   Section 12.1     Termination..................................................................................58
   Section 12.2     Effect of Termination........................................................................60
   Section 12.3     Break-Up Fee; Expense Reimbursement..........................................................60

ARTICLE XIII MISCELLANEOUS.......................................................................................61

   Section 13.1     Expenses.....................................................................................61
   Section 13.2     Governing Law; Forum.........................................................................61
   Section 13.3     Notices......................................................................................61
   Section 13.4     Headings.....................................................................................62
   Section 13.5     No Assignment; Benefit to Third Parties......................................................62
   Section 13.6     Entire Agreement.............................................................................63
   Section 13.7     Counterparts.................................................................................63
   Section 13.8     Waiver.......................................................................................63
   Section 13.9     Amendment....................................................................................63
   Section 13.10    Severability.................................................................................63
   Section 13.11    Further Assurances...........................................................................63

                                    EXHIBITS
                                    --------



       Assumption Agreement                                 Exhibit A
       Bidding Procedures Order                             Exhibit B
       Bill of Sale                                         Exhibit C
       Lender Retention Program                             Exhibit D
       Successor Labor Agreement                            Exhibit E
       Limited Warranty Deed                                Exhibit F
       lease assignment and assumption agreement            Exhibit G
       Seller's Officer's Certificate                       Exhibit H
       Seller's Secretary Certificate                       Exhibit I
       Sellers' FIRPTA Certificate                          Exhibit J
       Purchaser's Officer's Certificate                    Exhibit K
       Purchaser's Secretary Certificate                    Exhibit L
       Indemnity Interest Formula                           Exhibit M

                                    SCHEDULES
                                    ---------

       Excluded Plants                                                                      Schedule 1.1
       Real Property                                                                        Schedule 2.1(a)
       Owned Machinery and Equipment                                                        Schedule 2.1(b)
       Railroad Subsidiary Assets                                                           Schedule 2.1(d)
       Seller's Corporate Headquarters Assets                                               Schedule 2.1(e)
       Purchased Plants - Fixed Assets                                                      Schedule 2.1(f)
       Purchased Contracts                                                                  Schedule 2.1(k)
       Claims of Credit                                                                     Schedule 2.1(n)
       Sellers Excluded Assets or Properties                                                Schedule 2.2(b)
       Excluded Real Property                                                               Schedule 2.2(f)
       Consents, Approvals or Authorizations                                                Schedule 5.1(c)
       Intellectual Property Rights                                                         Schedule 5.1(d)
       Material Contracts                                                                   Schedule 5.1(e)(i)
       Terminated Material Contracts; Cure Amounts                                          Schedule 5.1(e)(ii)
       Non-Violative Agreement Exceptions                                                   Schedule 5.1(g)
       Governmental Authority - Permits and Licenses                                        Schedule 5.1(h)
       Owned Real Property                                                                  Schedule 5.1(i)
       Leased Real Property                                                                 Schedule 5.1(j)
       Violations; Defects                                                                  Schedule 5.1(m)
       Tax Certiorari Proceedings                                                           Schedule 5.l(p)
       Certain Actions                                                                      Schedule 5.1(q)
       Compliance With Laws                                                                 Schedule 5.1(r)(i)
       Environmental Matters                                                                Schedule 5.1(r)(ii)
       Employee Matters                                                                     Schedule 5.1(s)
       Employer Plan Liability                                                              Schedule 5.1(t)(i)
       Liability Under Employee Benefit Plans Subject to Non-U.S. Laws                      Schedule 5.1(t)(ii)
       Unaudited Financial Statements                                                       Schedule 5.1(u)(iii)
       Tax Matters                                                                          Schedule 5.1(v)
       35 Largest Customers                                                                 Schedule 5.l(w)(i)
       35 Largest Suppliers                                                                 Schedule 5.1(w)(ii)
       Customer and Supplier Status                                                         Schedule 5.1(w)(iii)
       Inventory                                                                            Schedule 5.1(x)
       Affiliate Transactions                                                               Schedule 5.1(y)
       Insurance                                                                            Schedule 5.1(aa)
       Certain Changes or Events                                                            Schedule 5.1(bb)
       Fees                                                                                 Schedule 5.1(dd)
       Litigation                                                                           Schedule 5.1(gg)
       Vacation Accruals                                                                    Schedule 6.2(b)
       Key Managers                                                                         Schedule 6.4(a)
       Key Management Severance and Termination Plans                                       Schedule 6.4(b)
       System-Wide or Regional Changes                                                      Schedule 8.8(i)
       Prohibited Agreements                                                                Schedule 8.8(j)
       Indemnification Agreements                                                           Schedule 8.11
       Consents and Approvals Related to Purchased Contracts                                Schedule 9.1(e)
       Required Consents and Approvals                                                      Schedule 9.2(e)

                            ASSET PURCHASE AGREEMENT
                            ------------------------


                  This ASSET PURCHASE AGREEMENT, dated as of June 7, 2002, by and among REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC, a Delaware limited liability company ("Republic"), NIMISHILLEN & TUSCARAWAS, LLC, a Delaware limited liability company, BLISS & LAUGHLIN, LLC, a Delaware limited liability company, REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC, a Delaware limited liability company, and RTI CAPITAL CORP., a Delaware corporation (together with Republic, "Sellers" and each a "Seller") which Sellers, other than Nimishillen & Tuscarawas, LLC, are debtors in possession under Chapter 11 of Title 11, United States Code (as amended from time to time, the "Bankruptcy Code"), and RT ACQUISITION LLC, a Delaware limited liability company ("Purchaser").

                  WHEREAS, Sellers have determined that it is in their best interest to sell to Purchaser and Purchaser desires to purchase certain of the assets used or usable in connection with Sellers' business (the "Business"), and Purchaser desires to assume certain specified liabilities of Sellers which are related to the Business, all on the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, Republic and certain of its subsidiaries commenced cases in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division under Chapter 11 of the Bankruptcy Code on April 2, 2001 (collectively, the "Chapter 11 Cases"); and

                  WHEREAS, Republic and certain of its subsidiaries continue in the management and possession of their properties as debtors in possession in the Chapter 11 Cases pursuant to sections 1107(a) and 1108 of the Bankruptcy Code and, following approval of this Agreement, subject to the terms and conditions of this Agreement; and

                  WHEREAS, the transactions contemplated by this Agreement have been implemented through the filing of a motion seeking the entry of an order by the Bankruptcy Court approving this Agreement and the terms of the sale of the Purchased Assets and the assumption of the Assumed Liabilities pursuant to
Section 363 of the Bankruptcy Code in accordance with the terms of this Agreement; and

                  WHEREAS, subject to the entry of the Sale Order and on the terms and conditions set forth herein, Purchaser shall purchase the Purchased Assets and assume the Assumed Liabilities of Sellers.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisition Agreements" has the meaning set forth in Section 8.10.

                  "Action" means any claim, charge, action, suit, arbitration, mediation, inquiry, proceeding or investigation by any Person or Governmental Authority before any Governmental Authority.

                  "Adjustment Date" has the meaning set forth in Section 7.2.

                  "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first mentioned Person.

                  "Agreement" means this Agreement, including the Schedules and the Exhibits, as amended from time to time in accordance with its terms.

                  "Allocation" has the meaning set forth in Section 7.4.

                  "Approvals" means all certificates, licenses, permits or other approvals required to be obtained by Seller or its Subsidiaries in connection with the use or ownership of its or their assets or properties or the operation of its or their business.

                  "Assets" means the assets of every type and description, tangible or intangible, real or personal that are owned, leased or licensed by any Seller.

                  "Assumed Liabilities" has the meaning set forth in Section 3.1(a).

                  "Assumption Agreement" means one or more assignment and assumption agreements in substantially the form attached to this Agreement as Exhibit A.

                  "Attendant Documents" has the meaning set forth in Section 5.1(a).

                  "Auction" means, as more fully described in the Bidding Procedures Order, the auction to be held prior to the Sale Hearing for consideration of qualifying higher and better offers that may be presented to Sellers.

                  "Audited Financial Statements" has the meaning set forth in
Section 5.1(u)(ii).

                  "Bank Lenders" means the institutional lenders that are parties to the Debtor-in-Possession Revolving Credit Facility at the date hereof.

                  "Bankruptcy Code" has the meaning set forth in the Preamble.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division, or such other court as may have jurisdiction over the Chapter 11 Cases.

                  "Bidding Procedures Order" means the order of the Bankruptcy Court entered on May 31, 2002, a copy of which is attached hereto as Exhibit B.

                  "Bill of Sale" means one or more bills of sale in substantially the form attached to this Agreement as Exhibit C.

                  "Break-Up Fee" has the meaning set forth in Section 12.3.

                  "Business" has the meaning set forth in the Recitals.

                  "Business Combination" means with respect to any Person any
(a) merger, consolidation or combination to which such Person is a party, (b) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, or any acquisition of capital stock or equity interests or securities of such Person, representing in any such case at least 25% of such class of capital stock or equity interests, (c) any tender offer (including, without limitation, a self-tender), exchange offer or recapitalization for or affecting the outstanding equity or debt securities of such Person, (d) any plan of reorganization under Chapter 11 of the Bankruptcy Code, (e) any liquidation, dissolution or similar transaction involving such Person, (f) any sale, dividend or other disposition of all or a material portion of the assets of such Person or (g) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

                  "Canadian Steel Asset Purchase Agreement" means the asset purchase agreement by and between Purchaser and Canadian Drawn Steel Company, Inc., a wholly owned Subsidiary of Republic pursuant to which Purchaser will purchase substantially all of the assets of such subsidiary in the form reasonably acceptable to each of Purchaser and Republic.

                  "Canton EPA Corrective Action Order" means the Administrative Order on Consent (U.S. EPA Docket No. R8H-5-99-006) ordered by the U.S. Environmental Protection Agency, Region 5, on June 16, 1999 proceeding under
Section 3008(h) of the Resource Conservation and Recovery Act, as amended, in the matter of Republic Engineered Steels, Inc., with respect to the facility at 2633 Eighth Street N.E., Canton, Ohio 44701.

                  "Cartersville Asset Sale" means the sale of certain assets associated with the Cartersville Cold Finishing Plant, located in Cartersville, Georgia pursuant to the terms of that certain asset purchase agreement, dated as of May 20, 2002, by and between Republic and AmeriSteel Corporation.

                  "Cash Consideration" has the meaning set forth in Section 4.1(a).

                  "Chapter 11 Cases" has the meaning set forth in the Recitals.

                  "Chapter 11 Expenses" means the costs incurred and expenses paid or payable by Debtor Sellers in connection with the administration of the Chapter 11 Cases, including, without limitation, (a) fees and expenses related to the Debtor-in-Possession Revolving Credit Agreement, (b) obligations to pay professionals' fees and expenses in connection with the Chapter 11 Cases (including, without limitation, fees of attorneys, accountants, investment bankers, financial advisors, and consultants retained by Debtor Sellers, the Creditors' Committee or the pre-petition lenders, and any compensation for making a substantial contribution in the Chapter 11 Cases) and reimbursement of any expenses incurred by Debtor Sellers prior to the Closing Date in connection therewith (including, without limitation, any obligations to pay any holdback of any such fees and expenses), (c) fees and expenses payable to the United States trustee under Section 1930 of title 28, United States Code and (d) expenses of members of the Creditors' Committee.

                  "Closing" has the meaning set forth in Section 10.1.

                  "Closing Date" has the meaning set forth in Section 10.1.

                  "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

                  "Competing Bid" means a Qualified Bid that is determined to be the highest or best offer at the Auction in accordance with the procedures set forth in the Bidding Procedures Order.

                  "Competing Bidder" means a Person other than Purchaser that submits a Qualified Bid.

                  "Conducted" has the meaning set forth in Section 5.1(a).

                  "Contract" means any written agreement, arrangement, understanding, lease or instrument or other contractual or similar arrangement.

                  "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of capital stock, including as trustee (other than a Chapter 11 trustee) or executor, by contract or credit arrangement or otherwise.

                  "Copyrights" has the meaning set forth in Section 2.1(i).

                  "Creditors' Committee" means the statutory committee of unsecured creditors appointed by the United States trustee in the Chapter 11 Cases.

                  "Cure Costs" means all monetary liabilities, including pre-petition monetary liabilities, of Debtor Sellers that must be paid or otherwise satisfied to cure all of each Debtor Seller's monetary defaults under the Purchased Contracts or Reference Leases at the time of the assumption thereof and assignment to Purchaser as provided hereunder as such amounts are determined by the Bankruptcy Court.

                  "DB Plan" means a defined benefits plan as described in
Section 3(35) of ERISA.

                  "Debtor-in-Possession Revolving Credit Agreement" means the Debtor-in-Possession Revolving Credit Agreement, dated as of April 3, 2001, among Republic, Republic's subsidiary guarantors that are a party thereto and the Bank Lenders, as supplemented or modified from time to time.

                  "Debtor Sellers" means those Sellers that are named as debtors and debtors-in-possession in the Chapter 11 Cases.

                  "DOJ" has the meaning set forth in Section 8.5(b).

                  "Employee Benefit Plan" means (1) each employee benefit plan within the meaning of Section 3(3) of ERISA and (2) each personnel policy; stock option plan; collective bargaining agreement; bonus plan or arrangement; incentive award plan or arrangement; workers' compensation program; vacation policy; voluntary employees' beneficiary association (VEBA); severance pay plan, policy or agreement; deferred compensation agreement or arrangement; executive compensation or supplemental income arrangement; consulting agreement; employment agreement; and other employee benefit plan, agreement arrangement, program, practice, or understanding, which is sponsored, maintained, or contributed to by Republic or any ERISA Affiliate for the benefit of any employee(s), former employee(s), independent contractor(s), or agent(s) of Republic or any ERISA Affiliate, or has been so sponsored, maintained, or contributed to at any time since 1974.

                  "Encumbrance" means (except for any lien for Taxes not yet due) any claim, liability, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, right of others, mortgage, hypothecation, conditional sale, or restriction (whether on voting, sale, transfer, defenses, set-off or recoupment rights, disposition, or otherwise) against or with respect to tangible or intangible property or rights, whether imposed by agreement, understanding, law, equity, or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

                  "Environmental Law" has the meaning set forth in Section 5.1(r)(iii)(B).

                  "Environmental Reports" has the meaning set forth in Section 5.1(r)(iii)(C).

                  "Equipment" means all Owned Machinery and Equipment and all of Sellers' equipment, machinery, furniture, fixtures and improvements and tooling located at or associated with the operation of the Purchased Plants that are leased pursuant to Purchased Contracts;

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" has the meaning set forth in Section 5.1(t)(i).

                  "Escrow Agent" has the meaning set forth in Section 8.2.

                  "Excluded Assets" has the meaning set forth in Section 2.2 hereof.

                  "Excluded Contracts" means any Contracts to which any Seller is a party or its assets are bound that are not Purchased Contracts.

                  "Excluded Liabilities" has the meaning set forth in Section 3.1(b).

                  "Excluded Plants" means the plants and mills described on
Schedule 1.1.

                  "Expense Reimbursement Amount" has the meaning set forth in
Section 12.3.

                  "Final Order" means an order of the Bankruptcy Court (a) as to which the time to appeal shall have expired and as to which no appeal shall then be pending, or (b) if an appeal shall have been filed or sought, either (i) no stay of the order shall be in effect or (ii) if such a stay shall have been granted by the Bankruptcy Court, then (A) the stay shall have been dissolved or
(B) a final order of the district court having jurisdiction to hear such appeal shall have affirmed the order and the time allowed to appeal from such affirmance or to seek review or rehearing thereof shall have expired and the taking or granting of any further hearing, appeal or petition for certiorari shall not be permissible, and if a timely appeal of such district court order or timely motion to seek review or rehearing of such order shall have been made, any court of appeals having jurisdiction to hear such appeal or motion (or any subsequent appeal or motion to seek review or rehearing) shall have affirmed the district court's (or lower appellate court's) order upholding the order of the Bankruptcy Court and the time allowed to appeal from such affirmance or to seek review or rehearing thereof shall have expired and the taking or granting of any further hearing, appeal or petition for certiorari shall not be permissible; provided, however, that Purchaser in its sole discretion may treat as not being a Final Order, any order for which an appeal, motion to seek review, motion to seek rehearing, or any similar motion is pending notwithstanding that such order is not then subject to stay.

                  "FTC" has the meaning set forth in Section 8.5(b).

                  "Good Faith Deposit" has the meaning set forth in Section 8.2.

                  "Governmental Authority" means any United States federal, state or local, or any foreign, government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Hazardous Substance" has the meaning set forth in Section 5.1(r)(iii)(A).

                  "Hired Employees" has the meaning set forth in Section 6.1(a).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "ICC Termination Act" means the ICC Termination Act of 1995, as amended.

                  "Indebtedness" means, at any time and with respect to any Person, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and trade payables, other expense accruals and deferred compensation items arising, in the ordinary course of business, consistent with past practice), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business in respect of which such Person's liability remains contingent), (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of Sellers or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with U.S. GAAP, recorded as capital leases, to the extent required to be so recorded, (f) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss in respect of such Indebtedness, and
(h) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and including in clauses (a) through (h) above any accrued and unpaid interest thereon.

                  "Indemnification Agreements" has the meaning set forth in
Section 8.11.

                  "Indemnification Claim" has the meaning set forth in Section 8.10.

                  "Indemnity Escrow" has the meaning set forth in Section 11.6.

                  "Indemnity Escrow Agreement" has the meaning set forth in
Section 11.6.

                  "Indemnity Interests" has the meaning set forth in Section
11.6.

                  "Insurance Policies" has the meaning set forth in Section 5.1(aa).

                  "Intellectual Property Rights" has the meaning set forth in
Section 2.1(i).

                  "Inventory" has the meaning set forth in Section 2.1(l).

                  "IRS" means the U.S. Internal Revenue Service.

                  "Key Managers" has the meaning set forth in Section 6.4(a).

                  "Knowledge" means the knowledge, after reasonable inquiry, of any of the following executive officers and managers of Republic and other
Sellers: Joseph F. Lapinsky, John B. George, Joseph A. Kaczka, James T. Kuntz, Ted Macuzak, Cindy Oney, Leonard Wisniewski and John A. Willoughby.

                  "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law (other than an Environmental Law).

                  "Lease Assignment and Assumption Agreement" has the meaning set forth in Section 10.2(c).

                  "Lender Retention Program" means the plan or program attached hereto as Exhibit D created for the benefit of each of the Key Managers and certain other employees of Republic by the Bank Lenders pursuant to which the Bank Lenders have agreed to provide compensation to such employees in order to create an incentive for such Persons to complete any liquidation of Debtor Sellers.

                  "Letter of Intent" means that certain letter of intent, dated on or about May 17, 2002, between Republic and RTI Acquisition Corporation.

                  "Lorain Property" has the meaning set forth in Section 8.19.

                  "Material Adverse Effect" means, with respect to Sellers, any change, circumstance or effect that, individually or in the aggregate with other changes, circumstances and effects, is materially adverse to (i) the business, operations, assets, liabilities, financial condition, results of operations or prospects of such entity and its subsidiaries taken as a whole or (ii) the validity or enforceability of this Agreement or the ability of Sellers to perform their respective obligations hereunder in a timely fashion.

                  "Material Contracts" has the meaning set forth in Section 5.1(e).

                  "New Credit Facility" means an amended and restated credit facility by and among Purchaser, or any affiliated designee of Purchaser, and the Bank Lenders to be executed at Closing to refinance up to a maximum amount of Three Hundred Twenty Million U.S. Dollars ($320,000,000.00) of Indebtedness at Closing under the Debtor-in-Possession Revolving Credit Facility.

                  "Non-Debtor Sellers" means those Sellers that are not named as debtors or debtors-in-possession in the Chapter 11 Cases.

                  "Owned Machinery and Equipment" has the meaning set forth in
Section 2.1(b).

                  "Patents" has the meaning set forth in Section 2.1(i).

                  "Permits" means licenses, franchises, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted from any Governmental Authority.

                  "Permitted Real Estate Liens" means (i) all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned to the extent provided in this Agreement; (ii) rights of tenants in possession, if any, under leases disclosed by Sellers to the Purchaser provided same does not materially and adversely affect the use and operation of the applicable parcel of Real Property as currently being used and operated by the applicable Seller;
(iii) unpaid state and local franchise, general corporation and/or income taxes, mechanics liens, or other monetary liens; provided that, based upon a deposit by any Seller with the Title Company, an indemnity by any Seller to the Title Company, the order of a bankruptcy court having jurisdiction, or other assurances by the applicable Seller to the Title Company, such Seller is able to induce the Title Company to omit such lien or encumbrance as an exception to title, or insure against its collection out of or enforcement against the applicable Real Property with respect to the applicable Title Policy issued by the Title Company; (iv) such matters as the Title Company shall be willing to omit as exceptions to coverage or, subject to Purchaser's reasonable approval, by endorsement in form and substance acceptable to Purchaser in its reasonable discretion, insure against collection out of or enforcement against such Real Property, with respect to the applicable Title Policy issued by the Title Company; (v) minor variations between the tax lot lines and the legal description of each parcel of Real Property; or (vi) any other matter or thing affecting title to any parcel of Real Property that does not materially and adversely affect the marketability or the use and operation of the applicable parcel of Real Property as such parcel of Real Property is currently used and operated.

                  "Person" means an individual, corporation, partnership, association, limited liability company, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended).

                  "Purchase Price" has the meaning set forth in Section 4.1(a).

                  "Purchased Assets" has the meaning set forth in Section 2.1.

                  "Purchased Contracts" has the meaning set forth in Section 2.1(k).

                  "Purchased Plants" has the meaning set forth in Section
2.1(a).

                  "Purchaser" has the meaning set forth in the Preamble.

                  "Purchaser Interests" means membership interests of Purchaser.

                  "Purchaser Member" means a limited partnership to be formed by affiliates of Purchaser which will be the sole member of Purchaser immediately prior to the Closing.

                  "Purchaser Operating Agreement" means the amended and restated limited liability company agreement among the Purchaser Member and Republic in such form reasonably acceptable to each of Purchaser and Republic which agreement shall, among other things, include the terms set forth in Sections II.B and III.B.5 of the Letter of Intent.

                  "Purchaser Representatives" has the meaning set forth in
Section 8.3(c).

                  "Purchaser's Plans" has the meaning set forth in Section
6.2(a).

                  "Qualified Bid" means a bid submitted at the Auction to purchase assets of Sellers pursuant to the Bidding Procedures Order.

                  "Railroad Subsidiary" has the meaning set forth in Section 2.1(d).

                  "Real Property" has the meaning set forth in Section 2.1(a).

                  "Reference Lease" means a lease, sublease, license, use or occupancy agreement or other arrangement conveying the right to use real or personal property (tangible or intangible, or a combination thereof) to be assumed by Sellers and assigned to Purchaser as set forth on Schedule 5.1(j).

                  "Republic" has the meaning set forth in the Preamble.

                  "Required Creditor Notices" has the meaning set forth in
Section 8.1(c).

                  "Sale Hearing" means the hearing before the Bankruptcy Court to approve this Agreement and the consummation of the transactions contemplated by this Agreement as more fully described in the Bidding Procedures Order.

                  "Sale Order" means an order of the Bankruptcy Court in form and substance satisfactory to Purchaser and Sellers granting, among other things, (i) a general release by Sellers and the bankruptcy estate to Purchaser at the time of Closing, including a release of successor liability, that specifically, upon Closing, the Purchaser shall not be deemed to (A) be the successor of Sellers, (B) have, de facto or otherwise, merged with or into the Sellers, or (C) be a mere continuation or substantial continuation of Sellers or the enterprise of the Sellers; (ii) that such sale shall be, pursuant to Sections 105, 363(b) and 363(f) of the Bankruptcy Code, free and clear of all Encumbrances other than Assumed Liabilities; (iii) that all agreements, contracts, and leasehold interests required to be assumed by Sellers and assigned to Purchaser are so assumed and assigned free and clear of all Encumbrances and Excluded Liabilities other than Assumed Liabilities and Permitted Real Estate Liens pursuant to Section 365 of the Bankruptcy Code; (iv) that Purchaser is deemed to have purchased the Purchased Assets in good faith pursuant to Section 363(m) of the Bankruptcy Code; and (v) that Sellers are authorized and directed to execute, upon request by Purchaser, one or more assignments in form, substance, and number reasonably acceptable to Purchaser, evidencing the conveyance of the Purchased Assets to Purchaser.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" has the meaning set forth in the Preamble.

                  "Seller SEC Reports" has the meaning set forth in Section 5.1(u).

                  "Sellers" has the meaning set forth in the Preamble.

                  "Sellers' Employees" has the meaning set forth in Section 6.1(a).

                  "Senior Secured Notes" means the senior secured notes to be governed by the Senior Secured Note Indenture and issued at Closing by Purchaser or an affiliated designee of Purchaser in the aggregate principal amount equal to the lesser of (i) 105% of the net orderly liquidation value of the assets included in the Purchased Assets that secure the outstanding 13 3/4% Senior Secured Notes of Republic, as agreed by Purchaser and the holders of such 13 3/4% Senior Secured Notes on the basis of a valuation provided by McDonald Investments Inc. or as determined by the Bankruptcy Court or (ii) Fifty Million U.S. Dollars ($50,000,000.00).

                  "Senior Secured Note Indenture" means the indenture governing the Senior Secured Notes in such form reasonably acceptable to each of Purchaser and Republic which agreement shall, among other things, include the terms set forth in Section V of the Letter of Intent.

                  "Subsidiary" means any corporation, limited liability company, partnership, joint venture or other legal entity of which any Seller or any other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity.

                  "Successor Labor Agreement" means the collective bargaining agreement, dated on or about April 24, 2002, between Purchaser and the United Steel Workers of America attached hereto as Exhibit E.

                  "Surveys" means current surveys of each parcel of owned Real Property, prepared in insurable form in accordance with ALTA standards applicable to registered and licensed land surveyors making surveys in the state in which such Real Property is located.

                  "SWMU/AOC" has the meaning set forth in Section 3.1(a)(viii).

                  "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; and customs' duties, tariffs, and similar charges; and liability for the payment of any of the foregoing as a result of (x) being a member of an affiliated, consolidated, combined or unitary group, (y) being party to any tax sharing agreement and (z) any obligation to indemnify any other Person with respect to the payment of any of the foregoing.

                  "Tax Return" means any return, declaration, report, and claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Third Party Lease" means each lease or other right of occupancy affecting or relating to a property in which any Seller (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of a lease agreement or as successor to any prior landlord.

                  "Title Company" means any nationally recognized title insurance company or companies engaged to deliver the Title Policies.

                  "Title Policies" means the ALTA owner's (extended coverage) policies of title insurance with respect to each parcel of owned Real Property issued by the Title Company.

                  "Trademarks" has the meaning set forth in Section 2.1(i).

                  "Transfer Tax" has the meaning set forth in Section 7.1.

                  "Transition Services Agreement" means the transition services agreement between Purchaser and Republic pursuant to which Purchaser will be permitted to remove certain assets from the Excluded Plants and Republic will operate certain of the Excluded Plants designated by Purchaser in such form reasonably acceptable to each of Purchaser and Republic which agreement shall include the terms set forth in Section III.B.6 of the Letter of Intent.

                  "Unaudited Balance Sheet" has the meaning set forth in Section 5.1(u)(iii).

                  "Unaudited Financial Statements" has the meaning set forth in
Section 5.1(u)(iii).

                  "U.S. GAAP" means United States generally accepted accounting principles in effect from time to time.

                  "WARN Act" means the Worker Adjustment and Retraining Notification Act.

         Section 1.2 Terms Generally. As used in this Agreement (a) words in the singular shall be held to include the plural and vice versa, (b) words of one gender shall be held to include the other genders as the context requires, (c) the terms "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, (d) references to Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement, unless otherwise specified, (e) the word "including" and words of similar import when used in this Agreement, shall mean "including, without limitation", unless otherwise specified, and (f) the word "or" shall not be exclusive.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------


         Section 2.1 Purchase and Sale of the Purchased Assets. On the Closing Date, Sellers shall transfer, sell, assign, and deliver to Purchaser, and Purchaser shall purchase from Sellers, in each case on the terms and subject to the conditions set forth in this Agreement and the Sale Order, all of Sellers' right, title and interest in, to and under any and all assets, properties and business of every kind and description, whether tangible or intangible, real, personal or fixed wherever situated, owned, held or used by Sellers or in which Sellers have any right, title or interest, other than the Excluded Assets (all such assets, properties and business are referred to in this Agreement as the "Purchased Assets"), free and clear of all Encumbrances, other than the Assumed Liabilities and the Permitted Real Estate Liens. The Purchased Assets include, without limitation, the following:

                  (a) all real property and leases or subleases of, and any other interests in, real property used or owned or held for use in the Business and listed on the attached Schedule 2.1(a) (the "Real Property"), in each case together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures of Sellers attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing (the "Purchased Plants");

                  (b) all Sellers' owned equipment, machinery and tooling located at or associated with the operation of the Purchased Plants and the equipment, machinery, furniture, fixtures and improvements and tooling listed on the attached Schedule 2.1(b) (the "Owned Machinery and Equipment");

                  (c) all cars, trucks, fork lifts, other industrial vehicles and other motor vehicles owned by Sellers located at, or associated with, the operation of the Purchased Plants;

                  (d) all Assets of Nimishillen & Tuscarawas, LLC (the "Railroad Subsidiary"), including all owned, leased or subleased real property of the Railroad Subsidiary, and any other interests in, real property used or owned by the Railroad Subsidiary, rights of way, locomotives, cars and track repair equipment, including, but not limited to, the Assets listed on the attached
Schedule 2.1(d);

                  (e) all Assets of or related to Republic's corporate headquarters located at 3770 Embassy Parkway, Akron, Ohio, including, but not limited to, the Assets listed on the attached Schedule 2.1(e);

                  (f) all furniture, fixtures, improvements and other fixed assets that are located at or associated with the Purchased Plants, including the assets listed on the attached Schedule 2.1(f);

                  (g) to the extent transferable under applicable Law and applicable Environmental Law, all Permits used in the Business in conjunction with the Purchased Assets and all pending applications therefor, including, without limitation, those Permits described on the attached Schedule 5.1(h);

                  (h) customer relationships, the goodwill and all other intangible assets relating to, symbolized by or associated with the Business;

                  (i) all (i) patents, patent applications, provisional patent applications, patent disclosures, and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, patent application, registrations and applications for registrations ("Patents"), (ii) trademarks, service marks, trade dress, logos, trade names, domain names and corporate names and registrations and applications for registration thereof ("Trademarks"), (iii) copyrights, copyright applications and registrations ("Copyrights"), (iv) commercial and technical trade secrets, know-how, confidential information, other proprietary property rights and interests, and (v) licenses, engineering, production and other designs, drawings, specifications, formulae, technology, computer and electronic data processing programs and software, software licenses, and proprietary property rights and interests and any licenses in respect thereof (collectively, "Intellectual Property Rights") which are used in connection with the operation of the Business, including those set forth on the attached Schedule 5.1(d);

                  (j) copies or originals of all books, files and records used in the Business relating to the Purchased Assets described in this Section 2.1, including plans, data, test results, drawings, diagrams, employment records, sales records, customer and supplier lists, advertising and promotional materials, engineering data, safety and environmental reports and documents, maintenance schedules and operating and production records, all other files, indices, market research studies, surveys, reports, analyses and similar information of every kind and nature, and in whatever format used in connection with the operation of the Business;

                  (k) all contracts, agreements and purchase orders set forth on
Schedule 2.1(k) (the "Purchased Contracts");

                  (l) all items of inventory of the Business wherever located, including, without limitation, raw materials, work in process, finished goods, supplies used to operate and maintain the Equipment or process raw materials and work in process, spare parts and supply and packaging items including any of the aforementioned owned by Sellers but in the possession of manufacturers, customers, suppliers or dealers, or in transit or returned goods ("Inventory"), which, for avoidance of doubt, includes any Inventory related to or located at any of the Excluded Plants;

                  (m) all notes (including notes from employees), accounts receivable and other receivables, cash, deposits, advances and prepaid expenses (other than prepaid Taxes) of Sellers related to the Business together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, and any security or collateral therefor, including recoverable advances and deposits, which, for avoidance of doubt, includes any of the foregoing related to the Excluded Plants;

                  (n) all prepayments, prepaid expenses and deferred items, refunds, rights, claims, credits, causes of action, condemnation proceedings, rights of set-off or other rights against third parties (other than Tax refunds and credits), including without limitation any rights concerning any litigation in which, in connection with or with respect to the Business, any Sellers is a claimant, including without limitation, those identified on Schedule 2.1(n), except Bankruptcy Code avoiding power actions and claims;

                  (o) all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the operation of the Business or affecting the Equipment;

                  (p) all computer hardware, software programs, databases and other technology assets whether owned, licensed (subject to applicable restrictions), leased or internally developed and all documentation related to such computer software programs and databases used or held for use by Sellers and wherever located, including any of the foregoing related to the Excluded Plants;

                  (q) that portion of any refunds or refunded pre-payments related to the Insurance Policies equal to the relative value of the Purchased Assets compared to the Excluded Assets;

                  (r) any and all assets held in a VEBA (as described in Section 501(c)(9) of the Code) or other trust or welfare benefit fund used to fund medical, dental, disability, or other welfare benefits for active or retired employees but only if and to the extent such assets have not been used to pay benefits under any disability plan that is funded through the VEBA (determined as of the signing of this Agreement) as of the date Republic no longer has any obligations to participants under such plan;

                  (s) to the extent that the Cartersville Asset Sale is consummated after the Closing, all proceeds from the Cartersville Asset Sale; and

                  (t) all air emissions credits and allowances Sellers have, are entitled to or have applied for, relating to the Purchased Assets or other emissions units now or previously located on the Real Property, including any such air emissions credits and allowances that Sellers have credit for or have banked, applied to bank or agreed to sell or trade.

         Section 2.2 Excluded Assets. Any provision of this Agreement to the contrary notwithstanding, the following (collectively, the "Excluded Assets") shall not be included in the Purchased Assets and shall not be sold or assigned by Sellers to Purchaser pursuant to this Agreement:

                  (a) the minute books, stock books, corporate seals and other corporate records of Sellers relating to their respective organization and existence; provided, however, that after execution of this Agreement, Sellers shall, on request by Purchaser, provide copies of such books, records and other materials not previously provided to Purchaser;

                  (b) any assets or properties of the Sellers described on attached Schedule 2.2(b);

                  (c) all Tax Returns of Sellers; provided, however, that after execution of this Agreement, Republic shall, on request by Purchaser, provide copies of such Tax Returns not previously provided to Purchaser;

                  (d) any capital stock owned beneficially or of record by any Seller;

                  (e) causes of actions and recoveries, in each case under chapter 5 of the Bankruptcy Code; and

                  (f) the real property associated with the Excluded Plants and the other real property set forth on Schedule 2.2(f);

                  (g) except as otherwise specifically provided herein, any Contract associated with any Employee Benefit Plan;

                  (h) any refunds or refunded pre-payments related to the Insurance Policies not acquired by Purchaser pursuant to Section 2.1(q); and

                  (i) all air emissions credits and allowances Sellers have, are entitled to or have applied for, including any such air emissions credits and allowances that Sellers have credit for or have banked, applied to bank or agreed to sell or trade, to the extent not conveyed pursuant to Section 2.1(t).

                                   ARTICLE III

                               LIABILITIES ASSUMED
                               -------------------


Section 3.1       Assumption of Liabilities.
                  -------------------------

                  (a) Assumed Liabilities. On and as of the Closing Date, in connection with its acquisition of the Purchased Assets, Purchaser shall, except to the extent specifically excluded under Section 3.1(b) as an Excluded Liability, assume, and indemnify, defend and hold Sellers harmless with respect to, the following liabilities and obligations of Sellers and no others (collectively, the "Assumed Liabilities"):

                  (i) Indebtedness of Republic equal to the aggregate principal amount outstanding at Closing under the Debtor-in-Possession Revolving Credit Agreement up to an aggregate of Three Hundred Twenty Million U.S. Dollars ($320,000,000.00), which Indebtedness shall be assumed by Purchaser pursuant to the terms and conditions of the New Credit Facility;

                  (ii) executory obligations of any Seller arising or continuing after the Closing Date under the Purchased Contracts, including Cure Costs, if any, payable in connection with the assumption and assignment of the Purchased Contracts to Purchaser;

                  (iii) trade payables of any Seller incurred in the ordinary course of business after the filing of the Chapter 11 Cases in an aggregate amount not to exceed Thirty-Two Million U.S. Dollars ($32,000,000.00), which amount shall include up to but not more than Nine Million U.S. Dollars ($9,000,000.00) of trade payables owed to U.S. Steel Corp.;

                  (iv) obligations of any Seller arising or continuing after the Closing Date under each Reference Lease relating to leased Real Property, including Cure Costs, if any, payable in connection with the assumption and assignment of the Reference Leases to Purchaser;

                  (v) accrued freight, utilities, revolver fees and other miscellaneous current liabilities incurred by any Seller in the ordinary course of business after the filing of the Chapter 11 Cases in an aggregate amount of up to Two Million Six Hundred Thousand U.S. Dollars ($2,600,000.00);

                  (vi) real property Taxes incurred by any Seller in the ordinary course of business solely with respect to the Real Property after the filing of the Chapter 11 Cases in an aggregate amount of up to Three Million Six Hundred Thousand U.S. Dollars ($3,600,000.00);

                  (vii) all liabilities arising from or under the Purchased Assets, but only to the extent that all of the events or states of facts giving rise to any such liability occur wholly and entirely after the Closing Date and not as a result of any pre-Closing act or omission by Sellers or their respective predecessors; and

                  (viii) the post-Closing Date prospective obligations of any Seller under the Canton EPA Corrective Action Order to perform Work (as defined therein) with respect to the release or potential release of hazardous waste or hazardous constituents from solid waste management units or areas of concerns ("SWMU/AOC") (all as defined therein) located on the Real Property located in Canton, Ohio, to be acquired by Purchaser pursuant to this Agreement, provided that (A) Purchaser does not assume hereunder and shall not be liable for any Work or other obligation of Seller under the Canton EPA Corrective Action Order, or otherwise, relating to any Hazardous Substance existing on any other property whatsoever, including without limitation (i) SWMU/AOCs identified now or in the future under the Canton EPA Corrective Action Order that are not located on Real Property, including without limitation SWMU/AOCs 1, 2, 4 (described as the "RCRA EAF Dust Waste Area" in the Order), 15, 16, 18, 19, 20, 21, 23, 24, 25, 27, 28, 31,
         85, 87, 89, 91 and 106 (described as "Berger Triangle"), and (ii) any groundwater, surface water or sediment located outside of such Real Property (unless and only to the extent such contamination is solely attributable to SWMU/AOCs located on the Real Property); and (B) Purchaser does not assume hereunder, and shall not be liable for, any remedies, sanctions, stipulated penalties or penalties assertable or assessable by the U.S. Environmental Protection Agency for any violation of such Order by any Seller or the Respondent (as defined therein).

                  (b) Excluded Liabilities. Purchaser shall not assume and shall not be liable for, and Sellers shall indemnify, defend and hold Purchaser harmless against, any of the following liabilities or obligations of Sellers, regardless of the type or nature of such liabilities or obligations (collectively, the "Excluded Liabilities"):

                  (i) Sellers' professional fees and expenses for advisors, including without limitation, advisors retained pursuant to an order of the Bankruptcy Court;

                  (ii) Chapter 11 Expenses;

                  (iii) all existing Contracts, whether written or oral, between Sellers and their respective advisors and consultants;

                  (iv) all employment and change in control agreements (or such similar agreements) and all stock option agreements and stock purchase agreements to which any Seller is a party, except for the employment agreement between Joseph Lapinsky and Republic to be assumed and assigned to Purchaser pursuant to this Agreement;

                  (v) all Contracts, whether written or oral, between Sellers and their respective Affiliates, unless any such Contract is a Purchased Contract;

                  (vi) liabilities of Sellers to Sellers' Employees not expressly assumed under this Agreement;

                  (vii) other than as expressly assumed herein, any liabilities attributable to or incurred in respect of Hired Employees prior to the Closing, including by reason of the WARN Act;

                  (viii) all obligations, liabilities or amounts payable to any existing equity holders of Sellers pursuant to any Contract or otherwise;

                  (ix) any liabilities or obligations in respect of or relating to the Excluded Assets, except as expressly set forth in the Transition Services Agreement;

                  (x) all Taxes other than (i) real property Taxes to the extent set forth in Section 3.1(a)(vi), (ii) Taxes allocated to Purchaser to the extent set forth in Section 7.2, and (iii) Taxes with respect to any indemnity provision, tax sharing agreement or other arrangement contained in a Purchased Contract but only to the extent that all of the events or states of facts giving rise to any such liability occur wholly and entirely after the Closing;

                  (xi) liabilities or obligations in respect of Indebtedness, except for any that are Assumed Liabilities;

                  (xii) liabilities and obligations, whether known or unknown, relating to any environmental, health or safety matter (including, without limitation, any liability or obligation arising under Laws or Environmental Laws) that are not expressly assumed under this Agreement, including without limitation:

                           (A) any liabilities or obligations associated with
                  any of the Excluded Plants or the real property associated therewith;

                           (B) any liabilities or obligations of Sellers
                  resulting from the transport, storage, disposal, treatment, or other management of any Hazardous Substance by Sellers, any predecessors of Sellers, or any other Person in connection with the Business prior to the Closing (whether generated at the Purchased Plants or the Excluded Plants) to or at any location or facility other than the Real Property;

                           (C) any liabilities, obligations or claims for
                  personal injury resulting from exposure to Hazardous Substances or otherwise, where such exposure or other event or occurrence occurred prior to the Closing;

                           (D) any liabilities under application of any Laws or
                  Environmental Laws imposing successor liability, creating obligations with respect to any Excluded Assets, or imposing joint and several liability for any co-mingled contamination;

                           (E) any liabilities or obligations under the Canton
                  EPA Corrective Action Order not expressly assumed under
                  Section 3.1(a)(viii);

                           (F) any liabilities or obligations under the
                  Director's Final Findings and Order issued on June 16, 1999, to Republic Engineered Steels, Inc., as now or hereafter amended, or otherwise relating to the EAF Dust Waste Area located on the excluded portion of the property at Canton (including closure and post-closure obligations imposed by Environmental Law);

                           (G) any fines or penalties associated with violations
                  or alleged violations arising out of or relating to events, conditions or circumstances occurring prior to the Closing;

                           (H) any other liabilities, whether known or unknown
                  and whether arising prior to or after the Closing Date, relating to, arising from, or occurring on, at, or from any Excluded Assets or property other than Real Property, including but not limited to (i) excluded properties adjacent or proximate to the Purchased Plant located in Lorain, Ohio (which excluded properties include the former coke plant complex, the blast furnace slag processing area, a construction/debris disposal area, the Charleston Gate area, the Pipe Mill Lagoon, and various locations, such as those known as the East Fill and North Fill and the area near the heron rookery, used for by-product material staging and/or historic waste and dredgings disposal), (ii) excluded properties adjacent or proximate to the Purchased Plant located in Canton, Ohio (which excluded properties include those SWMUs/AOCs identified in Section 3.1(a)(viii)), and
                  (iii) excluded properties adjacent or proximate to the Purchased Plant located in Gary, Indiana (which excluded properties include the former iron bearing landfill area and an ancillary building at the Gary Dunes Plant);

                  (xiii) trade payables or general unsecured claims not expressly assumed under this Agreement;

                  (xiv) obligations, other than Cure Costs, arising under each Reference Lease relating to leased Real Property prior to the Closing Date; (xv) obligations, other than Cure Costs, arising under each Purchased Contract prior to the Closing Date;

                  (xvi) the Excluded Contracts;

                  (xvii) all obligations and liabilities associated with any Employee Benefit Plan; and

                  (xviii) any other liability or obligation not expressly assumed pursuant to Section 3.1(a).

                                   ARTICLE IV

                                 PURCHASE PRICE
                                 --------------


         Section 4.1 Purchase Price for Purchased Assets.
                     -----------------------------------

                  (a) The purchase price for the Purchased Assets shall be (i) Ten Million U.S. Dollars ($10,000,000.00) in cash (the "Cash Consideration");
(ii) the Senior Secured Note; (iii) Purchaser Interests which shall represent twenty-five percent (25%) of the issued and outstanding Purchaser Interests as of the Closing Date calculated without giving effect to any Purchaser Interests issuable pursuant to any management incentive plan of Purchaser; and (iv) the assumption by Purchaser of the Assumed Liabilities (clauses, (i), (ii), (iii) and (iv), collectively, the "Purchase Price").

         Section 4.2 Payment of Purchase Price.
                     -------------------------

                  (a) On the Closing Date, Purchaser shall deliver to Republic
(i) in cash, by wire transfer (pursuant to wire transfer instructions provided by Republic at least two (2) Business Days prior to the Closing Date), in immediately available funds, the Cash Consideration, a portion of which Purchaser may satisfy pursuant to Section 8.2 herein; (ii) the Senior Secured Note, duly executed by Purchaser and authenticated by the trustee under the Senior Secured Note Indenture; and (iii) a certificate, duly authorized and issued by Purchaser, representing the Purchaser Interests to be issued to Republic or other evidence that the Purchaser Interests to be issued to Republic have been issued, which on the Closing Date will be validly issued, fully paid and nonassessable.

                  (b) On the Closing Date, Purchaser or its designees shall execute and deliver to Sellers the Assumption Agreement and Sellers shall execute and deliver to Purchaser or its designees the Bill of Sale and the Assumption Agreement.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES AND RELATED UNDERTAKINGS
             -------------------------------------------------------


         Section 5.1 Representations and Warranties of Sellers. Sellers hereby jointly represent and warrant to Purchaser as follows:

                  (a) Authority. Each Seller is organized and validly existing under the laws of the jurisdiction of its organization, and has all corporate or other power required to own, lease and operate the Purchased Assets and to carry on the Business as now conducted by such Sellers ("Conducted"). Subject only to the approval of the Bankruptcy Court in the case of the Debtor Sellers, each Seller has the corporate or other power and authority to enter into this Agreement, to enter into any and all agreements contemplated in this Agreement (the "Attendant Documents") to which it is or is intended to be a party and to consummate the transactions contemplated hereby and thereby. Subject only to the approval of the Bankruptcy Court in the case of the Debtor Sellers, this Agreement and all of the Attendant Documents to which each Seller is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary and proper corporate or other action on the part of each Seller. Subject to the approval of the Bankruptcy Court in the case of the Debtor Sellers, this Agreement, and all of the Attendant Documents to which each Seller is a party, have been (or to the extent to be entered into on or prior to the Closing, will be) duly authorized and duly and validly executed and delivered, and constitute legal, valid and binding obligations of each Seller enforceable against each Seller in accordance with their respective terms. Each Non-Debtor Seller is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required. There is no pending or, to Sellers' Knowledge, threatened action for the dissolution, liquidation, insolvency or rehabilitation of any Non-Debtor Seller.

                  (b) Assets. Other than the Excluded Assets, there are no Assets necessary to the operation of the Business as Conducted which are not included in the Purchased Assets. Upon consummation of the transactions contemplated hereby, Purchaser will have acquired good and insurable title in and to, or a valid leasehold interest in or assignment of each of the Purchased Assets to be acquired by it, free and clear of all Encumbrances, except for the Assumed Liabilities and Permitted Real Estate Liens. The Purchased Assets constitute, in the aggregate, all of the Assets necessary for the conduct of the Business at the Purchased Plants substantially in the manner in which and to the extent to which such Business is Conducted at the Purchased Plants during the pendency of the Chapter 11 Cases. The Purchased Assets have been maintained in accordance with normal industry practices.

                  (c) Consents, Approvals or Authorizations. Except as set forth in Schedule 5.1(c), no consent, approval, waiver, or authorization of, filing or registration with, or notification to, any Governmental Authority is required in connection with the execution and delivery of this Agreement by Sellers or the consummation by Sellers of the transactions contemplated hereby. Except as set forth in Schedule 5.1(c), no consent, approval, waiver or authorization of any Person is required in connection with the execution and delivery of this Agreement by Sellers or the consummation by Sellers of the transactions contemplated hereby. Schedule 5.1(c) sets forth all consents that must be obtained from any Person in order to sell, transfer and assign to Purchaser any Purchased Assets to be acquired from any Non-Debtor Seller pursuant to this Agreement.

                  (d) Intellectual Property. Except as set forth in Schedule 5.l(d), Sellers hold free and clear of all Encumbrances (other than Encumbrances set forth in Schedule 5.1(d), which upon the Closing will be released, or Assumed Liabilities) and free and clear from all contractual restrictions and any other restriction, all right, title and interest in and to, or valid and subsisting licenses in, all Intellectual Property Rights material to the operation of the Purchased Assets as Conducted. All of such Intellectual Property Rights registrations are valid and subsisting and all pending applications for such Intellectual Property Rights are live. Sellers are not in default, and, to Sellers' Knowledge, no event has occurred which with notice or lapse of time would constitute a material default under any of the agreements, licenses or sublicenses of Sellers relating to Intellectual Property Rights. To Sellers' Knowledge, none of the Intellectual Property Rights of Sellers are used by Sellers in violation of the rights of any third party and no Seller has received notice alleging that it is infringing on or in violation of the intellectual property rights of others. Schedule 5.1(d) lists all agreements, licenses and sublicenses by which Sellers have granted to a third party any rights to use or possess any Intellectual Property Rights of Sellers. Schedule 5.1(d) lists all Patents, Trademarks and Copyrights owned by Sellers and all Contracts relating to any third party Intellectual Property Rights licensed or sublicensed to Sellers. Except as set forth in Schedule 5.1(d), to Sellers' Knowledge no third party has infringed upon, misappropriated or wrongfully used any of Sellers' Intellectual Property Rights. Other than the Intellectual Property Rights, no intellectual property is necessary to enable Sellers to conduct the Business as Conducted. There are no claims, demands or proceedings instituted or pending or, to the Sellers' Knowledge, threatened in writing by any Person contesting or challenging the right of any Seller to use any Intellectual Property Rights of Sellers. To Sellers' Knowledge, there are no patents, trademarks, trade names, copyrights, trade secrets or similar intellectual property rights owned by a Person other than the Sellers which any Seller is using without a license to do so.

                  (e) Material Contracts.

                  (i) The attached Schedule 5.1(e)(i) identifies all Contracts (collectively, the "Material Contracts") in effect as of the date of this Agreement to which any Seller is a party as set forth below:

                           (A) any lease of personal property involving any
                  annual expense in excess of Two Hundred Thousand U.S. Dollars ($200,000.00) and not cancelable without liability within 90 days;

                           (B) any Contract for the purchase of materials,
                  supplies, goods, services, consulting, equipment or other assets that provides for either (x) annual payments from and after December 31, 2001 by Sellers of Two Hundred Thousand

                  U.S. Dollars ($200,000.00) or more or (y) aggregate payments by Sellers of Two Hundred Thousand U.S. Dollars ($200,000.00) or more, in each case that is not cancelable without liability within 90 days;

                           (C) any sales, distribution or similar Contract
                  providing for the sale by any Seller of materials, supplies, goods, services, equipment or other assets that provide for either (x) annual payments to Sellers of Two Hundred Thousand U.S. Dollars ($200,000.00) or more or (y) aggregate payments to Sellers of Two Hundred Thousand U.S. Dollars ($200,000.00) or more, in each case that is not cancelable without liability within 90 days;

                           (D) any Contract substantially related to the
                  ownership of the Purchased Assets or operation of the Business containing warranty obligations on the part of Sellers;

                           (E) any Contract substantially related to the
                  ownership of the Purchased Assets or operation of the Business containing provisions or covenants limiting the freedom of Sellers to engage in any line of business or compete with any Person or prohibiting or limiting the ability of any Person to compete with Sellers or prohibiting or limiting disclosure of confidential or proprietary information;

                           (F) any Contract substantially related to the
                  ownership of the Purchased Assets or operation of the Business relating to Indebtedness for borrowed money, the issuance of any debt security or the assumption, guarantee or endorsement of the obligations of any Person;

                           (G) any Contract between or among any Seller and any
                  Affiliate of any Seller;

                           (H) (x) all Contracts providing for a commitment of
                  employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person to such Contract and the expiration date of each such Contract; and (y) any severance agreements or any Contracts or written or unwritten representations, commitments, promises, communications or courses of conduct involving an obligation of Sellers to make payments (with or without notice, passage of time, or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby;

                           (I) all partnership, joint venture, shareholders' or
                  other similar Contracts with any Person substantially related to the Purchased Assets;

                           (J) all Contracts with independent contractors,
                  distributors, dealers, manufacturers' representatives, sales agencies or franchisees substantially related to the Purchased Assets;

                           (K) all Contracts substantially related to the
                  Purchased Assets and concerning (x) the future disposition or acquisition of any asset or property, other than dispositions or acquisitions in the ordinary course of business and the provisions of this Agreement, and (y) any Business Combination;

                           (L) all Contracts substantially related to the
                  Purchased Assets and concerning the sharing, allocation or indemnification for Taxes;

                           (M) all Contracts that contain a right of first
                  refusal with respect to any Purchased Assets or properties with a fair market value in excess of Two Hundred Thousand U.S. Dollars ($200,000.00);

                           (N) all Contracts substantially related to the
                  Purchased Assets that provide for the payment or receipt of any licensing fee, royalty payment or the like;

                           (O) all Contracts substantially related to the
                  Purchased Assets that provide for hedging or any similar financial arrangement;

                           (P) all Contracts substantially related to the
                  Purchased Assets pursuant to which a third party has agreed to indemnify any Seller;

                           (Q) all Reference Leases relating to Real Property
                  and all Third Party Leases; and

                           (R) all licenses substantially related to the
                  Purchased Assets with respect to computer software that are necessary for the operation of the Business.

                  (ii) Each Contract required to be disclosed in Schedule 5.1(e)(i) was entered into in the ordinary course of business, and except as set forth on Schedule 5.1(e)(ii), each such Contract that is material to the Purchased Assets or to the operation of the Business at the Purchased Plants is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Sellers and, to Sellers' Knowledge, each other party thereto; and no Seller has received written notice that it is in violation or breach of or default under any such contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such contract). Except as set forth on Schedule 5.1(e)(ii), no "cure" amount will be payable upon the assumption by the Sellers or any of its Subsidiaries of any Contract.

                  (iii) True and complete copies (or written summaries in the case of oral Contracts) of all of the Sellers' Contracts have been provided or made available to Purchaser.

                  (f) Personal Property. Sellers own or hold under a valid lease all personal property reflected on the Unaudited Balance Sheet and all personal property of Sellers acquired by Sellers since the date thereof (except such property as have been disposed of in the ordinary course of business), that is material to the Purchased Assets or the operation of the Business at the Purchased Plants free and clear of any Encumbrance, except for those that will be discharged concurrently with the Closing and Assumed Liabilities. To Sellers' Knowledge, each of the Purchased Plants (together with all Equipment therein) is in condition satisfactory to permit operation of such plants (together with all Equipment therein) consistent with past practice during the pendency of the Chapter 11 Cases in all material respects.

                  (g) Non-Violative Agreement. Except as set forth on Schedule 5.1(g), neither the execution and delivery of this Agreement or the Attendant Documents to which any Seller is a party nor the consummation of the transactions contemplated in this Agreement do or will (i) conflict with or violate in any material respect any Law, Environmental Law or Governmental Order applicable to Sellers or by which any of their respective assets or properties is bound, (ii) result in any breach of or constitute a default under (or an event which, with notice or lapse of time or both, would become a default), or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of any Seller pursuant to, any Material Contract that is a Purchased Contract, (iii) with respect to any Non-Debtor Seller, conflict with or violate the certificate of formation or operating agreement (or other charter documents) of such Non-Debtor Seller or (iv) with respect to any Non-Debtor Seller, result in any breach of or constitute a default under (or an event which, with notice or lapse of time or both, would become a default), or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of any Non-Debtor Seller pursuant to, any agreement, contract, lease, license, instrument or other arrangement to which any Non-Debtor Seller is a party, to which any Non-Debtor Seller is bound or to which the properties or assets of any Non-Debtor Seller is subject.

                  (h) Permits. The attached Schedule 5.1(h) contains a complete and true list of Permits that relate to the Business or any of the Purchased Assets and that are material to the conduct, use or operation or ownership thereof. Sellers currently have and will use their commercially reasonable efforts to maintain in effect until the Closing Date all such Permits. No governmental proceeding is pending nor, to Sellers' Knowledge, is there any threat by any Governmental Authority to cancel, modify, or fail to renew any such Permit. All such Permits held by Sellers shall, to the extent permissible, be transferred to Purchaser at the Closing.

                  (i) Owned Real Property. Schedule 5.1(i) contains a complete and correct list of all Real Property owned by Sellers.

                  (j) Leased Real Property. Schedule 5.1(j) contains a complete and correct list of all Real Property leased by or to Sellers. True, correct and complete copies of all Reference Leases relating to the leased Real Property have heretofore been delivered by Sellers to Purchaser. Each such Reference Lease is valid, binding and in full force and effect and is enforceable by each Seller that is a party thereto and no Seller has subleased, demised or otherwise granted any interest in any such Reference Lease or property subject thereto, except as set forth on Schedule 5.1(j). Sellers have good and valid title to the leasehold estate or other interest created under each Reference Lease, and to Sellers' Knowledge, no lessee under any Reference Lease relating to leased Real Property is in material default of its obligations thereunder.

                  (k) Use and Operation. To Sellers' Knowledge, the use and operation of the Real Property in the conduct of the Business does not in any material respect violate any instrument of record or agreement affecting the Real Property.

                  (l) Title Insurance. To Sellers' Knowledge, Sellers have provided true and complete copies of all title insurance policies in Sellers' possession that insure the respective Sellers' fee simple title to the Real Property owned by such Seller and all surveys conducted in connection with obtaining such title insurance policies. No material claim has been made against any such title insurance policy.

                  (m) Violations; Defects. Except as provided in Schedule 5.1(m), (i) each Permit or license from any Governmental Authority having jurisdiction over any of the Purchased Plants or any agreement, easement or other right which is material and is necessary to permit the lawful use and operation of the buildings and improvements on any of the Real Property (as currently being used and operated by Seller) or which is material and is necessary to permit the lawful use and operation (as currently being used and operated by Seller) of all driveways, roads and other means of egress and ingress to and from any of the Purchased Plants has been obtained and is in full force and effect, and to Sellers' Knowledge there is no pending threat of modification or cancellation of any of the same, (ii) no Seller has received written notice issued by any Governmental Authority of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement relating to the Real Property, (iii) to Sellers' Knowledge there are no material structural defects relating to any Purchased Plant, or (iv) to Sellers' Knowledge there is no material physical damage to any Purchased Plant for which there is no insurance in effect covering the cost of the restoration. To Sellers' Knowledge, Republic has made available to Purchaser all engineering reports in Sellers' possession with respect to the Purchased Plants.

                  (n) Condemnation; Zoning. No Seller has received any notice in writing that (i) any condemnation proceeding is pending or threatened with respect to any Real Property or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any Real Property or by the continued maintenance, operation or use of the parking areas.

                  (o) Oral Agreements. To Sellers' Knowledge, Sellers have no material oral agreements with respect to the Conduct of the Business.

                  (p) Tax Certiorari Proceedings. Except as set forth in
Schedule 5.l(p), there are no ongoing tax certiorari proceedings with respect to Real Property owned by Sellers.

                  (q) Certain Actions. Except as disclosed in Schedule 5.1(q):

                  (i) there are no Actions or proceedings pending or, to the Knowledge of any Seller, threatened against, relating to or affecting any of the Purchased Assets individually or in the aggregate, which, if adversely decided against Sellers, would reasonably be expected to result in the imposition of material liability against Sellers;

                  (ii) to Sellers' Knowledge, there are no facts or circumstances relating to the Purchased Assets that would give rise to any Action or proceeding against any Seller that would reasonably be expected to result in a Material Adverse Effect;

                  (iii) none of the Sellers has received written notice, and no Seller otherwise has Knowledge, of any orders outstanding against any Seller; and

                  (iv) prior to the execution of this Agreement, Republic has delivered or made available to Purchaser all responses of counsel for Sellers to auditors' requests for information regarding Actions or proceedings pending or threatened against, relating to or affecting Sellers during the three-year period prior to the date hereof.

                  (r) Compliance with Applicable Laws and Regulations.

                  (i) General. Except as set forth on Schedule 5.1(r)(i), to Sellers' Knowledge, Sellers are and for the last three (3) years have been in compliance in all material respects with all Laws that are (or were) material to the operation of the Business.

                  (ii) Environmental Matters. To Sellers' Knowledge, except as set forth on Schedule 5.1(r)(ii), (a) the Business and the Purchased Assets are and for the last five (5) years have been in compliance in all material respects with Environmental Laws; (b) there have not been and there are no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Substance on any of the Real Property, that could reasonably be expected to prevent, hinder or limit continued compliance in all material respects with Environmental Laws or could reasonably be expected to form the basis of a material environmental claim against Sellers or against any Person whose liability for any environmental claim a Seller has or may have retained or assumed either contractually or by operation of law; (c) none of the following exists at any of the Real Property: (i) under- or above-ground storage tanks, (ii) friable asbestos containing material,
         (iii) transformers containing polychlorinated biphenyls at concentrations greater than 500 parts per million, or (iv) landfills, surface impoundments, or disposal areas (except as could not reasonably be expected to form the basis of a material claim); and (d) Sellers have provided true and accurate copies of (i) all material reports, studies and analyses of the cost for the Business as Conducted to maintain or achieve compliance with proposed future requirements of Environmental Law, and (ii) Environmental Reports.

                  (iii) Definitions. For purposes of this agreement:

                           (A) "Hazardous Substance" means any material,
                  substance, or waste, or combination thereof which is classified as hazardous, toxic, pollutant or contaminant or words of similar meaning, whether solid, liquid or gaseous in nature, under Environmental Laws, including without limitation petroleum (including crude oil or any fraction thereof), polychlorinated biphenyls (PCBs), asbestos and radioactive materials;

                           (B) "Environmental Law" means any and all applicable
                  federal, state, and local statutes, laws, regulations, ordinances, orders, common law, and similar provisions currently in existence and applicable and having the force or effect of law, concerning public health or safety, worker health or safety, pollution or protection of the environment, including, but not limited to, the Clean Air Act, 42 U.S.C.ss.7401 et seq. (the "Clean Air Act"), the Clean Water Act, 33 U.S.C.ss.1251 et seq., the Resource Conservation Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq. ("CERCLA"), the Occupational Safety and Health Act of 1970 (but only to the extent it regulates occupational exposure to Hazardous Substances), all as amended, and any and all other applicable laws, all as amended, which govern: (i) the existence, cleanup, removal and/or remedy of contamination or threat of contamination at, on or under owned or leased real property;
                  (ii) the release, threatened release, emission or discharge of Hazardous Substances into the environment; (iii) the control of Hazardous Substances; or (iv) the presence, use, manufacturing, refining production, generation, transport, treatment, storage, disposal, distribution, importing, labeling, testing, processing, removal, recycling, handling or recovery of Hazardous Substances; and

                           (C) "Environmental Reports" means any and all
                  environmental review and assessment reports that Republic, its corporate predecessors, or any Subsidiary of Republic has ever caused to be prepared or has ever received within the last five (5) years with respect to the owned Real Property or leased Real Property.

                  (s) Employment and Labor Matters. Except as set forth on
Schedule 5.1(s), (A) there are no material claims or Actions pending or, to Sellers' Knowledge, threatened between Republic or any of its Subsidiaries and any of their respective employees; (B) neither Republic nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by Republic or any such Subsidiary; (C) there are no unfair labor practice complaints pending or to Sellers' Knowledge threatened against Republic or any of its Subsidiaries before the National Labor Relations Board or any similar state or foreign agency or any current union representation questions involving employees of Republic or any of its Subsidiaries; (D) there are no union claims to represent the employees of the Business; (E) there is no material grievance arising out of any collective bargaining agreement or other grievance procedure; (F) there are no concerted strikes slowdowns, work stoppages or lockouts by or with respect to any group of employees of Republic or any of its Subsidiaries and during the past five years there has not been any such action; (G) there is not any organizational effort presently being made or, to Sellers' Knowledge, threatened involving any of Republic's or its Subsidiaries' employees; (H) Republic and each of its Subsidiaries are, and have at all times been, in material compliance with all applicable Laws relating to employment and employment practices, including, without limitation, provisions thereof relating to terms and conditions of employment, wages, hours of work, occupational safety and health, collective bargaining, the payment of social security and other payroll or similar taxes, equal employment opportunity, employment discrimination or harassment, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, ordinance or regulation; (I) to Sellers'

Knowledge, neither Republic nor any of its Subsidiaries is liable for any arrears of wages or penalties for failure to comply with any of the foregoing;
(J) Sellers have not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to Sellers and, to Sellers' Knowledge, no such investigation is in progress; and (K) there are no complaints, lawsuits or other proceedings pending or, to Sellers' Knowledge, threatened in any forum by or on behalf of any present or former employee of Republic or any Subsidiary of Republic, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract for employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Except as set forth in Schedule 5.1(s), there are no employment contracts or severance agreements with any employee of Republic or any Subsidiary of Republic.

                  (t) Employee Benefits.

                  (i) Except as set forth in Schedule 5.1(t)(i), Republic, any Subsidiary of Republic or by any trade or business, whether or not incorporated that, together with Republic or a Subsidiary of Republic, would be deemed a "single employer" within the meaning of Section 414(b), (e), (m), or (o) of the Code or Section 4001(b) of ERISA (an "ERISA Affiliate") have no liability, and this transition will not cause Purchaser to have any liability (including, but not limited to, withdrawal liability) with respect to any multi-employer plan as defined in ERISA Section 4001(a)(3) or any Employee Benefit Plan subject to Title IV of ERISA.

                  (ii) Except as set forth in Schedule 5.1(t)(ii), with respect to all employee benefit plans and policies of Seller and its ERISA Affiliates which are subject to Laws other than those of the United States, each such plan has been operated and funded in accordance with its terms and applicable Law and in such a manner such that there is no lien on the Purchased Assets as of the Closing Date or earlier.

                  (iii) There has been no material failure of a group health plan (as defined in Section 5000(b)(1) of the Code) sponsored, contributed to, or maintained by Republic or any ERISA Affiliate to meet the requirements of Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(f) of the Code). Republic has provided or will provide to Purchaser: (i) copies of all such group health plans and their respective summary plan descriptions, and (ii) accurate and complete information regarding the costs of such group health plans for active employees, retirees and COBRA participants for the last two (2) years, including an accurate breakdown of numbers of plan participants by category (actives, COBRA, retirees) and plant location (for COBRA recipients and retirees, the last plant where they worked).

                  (iv) A true and complete copy of the Lender Retention Program is attached hereto as Exhibit D. Such program or plan is in full force and effect and has not been modified, amended, supplemented or replaced.

                  (v) With respect to each Employee Benefit Plan under which Purchaser may incur any liability as a result of Purchaser complying with any provision of this Agreement, including any Assumed Liability, all obligations, whether arising by operation of applicable Law or under the terms of such Employee Benefit Plan and its operative documents, required to be performed with respect to such Employee Benefit Plan have been performed and performed timely in all material respects, and there have been no material defaults, omissions, or violations by any party with respect to such Employee Benefit Plan, and each such Employee Benefit Plan has been administered in compliance in all material respects with its governing documents and all applicable Law.

                  (u) Reports and Financial Statements.

                  (i) Republic and Republic Technologies International Holdings, LLC have filed, other than immaterial filings, all required reports, schedules, forms and other documents required or agreed to be filed by either of them with the Securities and Exchange Commission since April 10, 1999 (collectively, including all exhibits thereto, the "Seller SEC Reports"). None of the Seller SEC Reports, as of their respective dates (and if amended or superseded by a filing prior to the date of this Agreement of the Closing Date, then the date of such filing), contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) Each of the financial statements (including related notes) included in the Seller SEC Reports present fairly, in all material respects, the consolidated financial position and consolidated results of operation and cash flows of the filer thereof and its direct and indirect Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein, and, subject, in the case of the unaudited interim financial statements, to the absence of complete notes and normal year-end adjustments. Such financial statements include the audited balance sheet of Republic Technologies International Holdings, LLC and its direct and indirect Subsidiaries on a consolidated basis as of December 31, 2001 (the "Audited Balance Sheets"), and the related audited statements of income and cash flows for the fiscal year then ended filed as part of the Republic Technologies International Holdings, LLC Annual Report on Form 10-K as filed with the Securities and Exchange Commission on April 1, 2002 (together with the Audited Balance Sheets, including the notes thereto, the "Audited Financial Statements").

                  (iii) The unaudited combined consolidating balance sheets of Sellers as of March 31, 2002 (the "Unaudited Balance Sheets") and the related combined consolidating statements of income and cash flows for the Sellers for the three-month period then ended (together with the Unaudited Balance Sheet, including the notes thereto, the "Unaudited Financial Statements") are attached as Schedule 5.1(u)(iii) and were prepared from, and in accordance with, Sellers' books and records in accordance with U.S. GAAP consistently applied, and present fairly in all material respects the financial position, results of operations and cash flows of Sellers on a combined consolidating basis as of the dates and for the periods indicated, subject to the absence of complete notes and normal year-end adjustments.

                  (v) Tax Matters.

                  (i) Except as set forth on the attached Schedule 5.1(v), to the Sellers' Knowledge (A) no Encumbrances have been filed on or against the Purchased Assets as a result of Sellers' failure to pay, in whole or in part, any Taxes; (B) Sellers have no reason to believe that an Encumbrance might be filed or imposed in the future on or against the Purchased Assets or any owned Real Property or leased Real Property as a result of Sellers' failure to pay, in whole or in part, any Taxes;
         (C) Sellers have timely and properly filed all Tax Returns required to be filed by them, and such Tax Returns are true, correct and complete and, except as prohibited or stayed by the Bankruptcy Court, Sellers have paid all Taxes due from them; and (D) none of the Sellers has received any notice of any audit, dispute or claim threatened by any taxing authority.

                  (ii) None of the Sellers is a foreign person for purposes of
         Section 1445 of the Code.

                  (iii) Except as set forth on the attached Schedule 5.1(v), to Sellers' Knowledge (A) Republic has not been and is not now in violation (and with notice or lapse of time, or both, would not be in violation) of any applicable Law relating to the payment or withholding of Taxes; and (B) Republic has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

                  (w) Substantial Customers and Suppliers. Schedule 5.l(w)(i) lists the thirty-five (35) largest customers of Sellers, other than the Railroad Subsidiary, on the basis of revenues for goods sold or services provided for the most recent fiscal year. Schedule 5.1(w)(ii) lists the thirty-five (35) largest suppliers of Sellers, other than the Railroad Subsidiary, on the basis of cost of goods or services purchased for the most recent fiscal year. Except as disclosed in Schedule 5.1(w)(iii), to Sellers' Knowledge, since December 31, 2001, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to, or materially modified its relationship with, Sellers and has not threatened to cease or materially reduce such purchases or sales or provision of services or has any reason to terminate or modify such relationship. To Sellers' Knowledge, no such customer or supplier is threatened with bankruptcy or insolvency.

                  (x) Inventory; Accounts Receivable.

                  (i) Except as disclosed in Schedule 5.1(x), to Sellers' Knowledge, all Inventory reflected on the Unaudited Balance Sheet included in Section 5.1(u) consisted, and all such Inventory acquired since the date of that balance sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, net of any applicable reserve, and was produced or acquired by Sellers in the ordinary course of business.

                  (ii) The accounts and notes receivable of the Sellers reflected on the Audited Balance Sheet and the Unaudited Balance Sheet included in the Unaudited Financial Statements and all accounts and notes receivable arising subsequent to the date of the Unaudited Balance Sheet (A) arose from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms, (B) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (C) are not subject to any valid set-off or counterclaim, (D) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, and (E) are not the subject of any Actions or Governmental Order brought by or on behalf of the Seller or any Subsidiary.

                  (y) Affiliates. Except as disclosed in Schedule 5.1(y) and for transactions solely between Republic and its Subsidiaries, no Seller is a party to any transaction with any Affiliate of any Seller. All of such Contracts listed on Schedule 5.1(y) have been entered into on an arm's-length basis and are commercially reasonable.

                  (z) Disclosure. No representation or warranty by Sellers contained in this Agreement and no statement contained in any of the Attendant Documents or any other certificate or instrument furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary in order to make any of the statements, in light of the circumstances under which they were made, not misleading.

                  (aa) Insurance. Sellers are covered by valid, outstanding and enforceable policies of insurance covering their respective properties, assets and business against risks of the nature normally insured against by companies in the same or similar lines of business and in coverage amounts typically and reasonably carried by such companies including, without limitation, policies with respect to workers compensation (the "Insurance Policies"). Such Insurance Policies are valid and binding and in full force and effect, and all premiums due thereon have been paid. Sellers have complied with all material provisions of such Insurance Policies. Schedule 5.1(aa) contains a complete and correct list of all Insurance Policies and all amendments and riders thereto, and identifies the name and address of the insurers, the expiration dates thereof, type(s) and amounts of insurance coverage, policy numbers, the annual premiums and payment terms thereof, the policy periods for each policy and a brief description of the interests insured thereby, copies of which have been provided or made available to Purchaser by Seller. During the three-year period prior to the date hereof, no Seller has made any claim under any of the Insurance Policies, or has suffered any losses that would give rise to any such claims, for any amount in excess of Two Hundred Fifty Thousand U.S. Dollars ($250,000.00), except as set forth on Schedule 5.1(aa). Schedule 5.1(aa) contains a list of all outstanding claims made under any insurance policy covering Sellers for any amount in excess of Two Hundred Fifty Thousand U.S. Dollars ($250,000.00). No Seller (i) has permitted or suffered any act or omission that would cause nor (ii) knows of any reason or state of facts that could lead to, the cancellation of or reduction of coverage provided by such policies. The Insurance Policies listed in Schedule 5.1(aa) are in amounts and have coverages as required by any Contract to which such Seller is a party or by which any of their Purchased Assets or properties is bound. No Seller has (i) received written notice, and Seller does not otherwise have Knowledge, that any insurer under any policy referred to in this Section 5.1(aa) is denying liability with respect to a claim thereunder or defending under a reservation of rights clause nor (ii) assigned, pledged, mortgaged, hypothecated or otherwise transferred the rights under such insurance policies. Sellers have recorded a reserve for such liabilities in and no liability beyond such reserve would reasonably be expected to result in a Material Adverse Effect. Workers' compensation claims outside the State of Ohio for all employees of Sellers have been covered under fully insured programs since December 31, 2001 and there have been no gaps in such coverage.

                  (bb) Absence of Certain Changes or Events. From and after March 31, 2002, except (x) as contemplated or permitted by this Agreement, or
(y) as set forth in Schedule 5.1(bb), Sellers have conducted their business only in the ordinary course and in a manner in all material respects consistent with past practice, and whether or not in the ordinary course during such period, there has not been any event which, individually or together with any other events, has had or would reasonably be expected to result in, a Material Adverse Effect. In addition, without limiting the foregoing, except as expressly contemplated hereby and except as disclosed in Schedule 5.1(bb), there has not occurred since March 31, 2002 (i) any damage, destruction or loss (whether or not covered by insurance) with respect to any Purchased Assets in excess of $200,000.00, (ii) any material change by Sellers in their accounting methods, principles or practices, (iii) any revaluation by Sellers of any of the Purchased Assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, (iv) any entry by Sellers into any commitment or transaction, or series of commitments or transactions, in respect of Indebtedness of Sellers, (v) any declaration, setting aside or payment of any dividends or distributions in respect of the capital stock of Sellers or any redemption, purchase or other acquisition of any of its securities, (vi) any transfer, lease or other disposition of any of Sellers' assets or properties, except for fair consideration in the ordinary course of business consistent with past practices or pursuant to a Bankruptcy Court order, (vii) any acquisition of any of Sellers' assets or properties, except in the ordinary course of business, consistent with past practices, (viii) any investment of a capital nature, whether by purchase of stock or securities, contributions to capital, property transfers or otherwise, in any partnership, corporation or other entity, or entry into any agreement or commitment to do the same, (ix) any acquisition of (or commitment to acquire) the stock or equity interests of any entity or the operating assets of any going business, (x) any forgiving, release, cancellation, compromise or lapse of any debt or claim of Sellers, other than in the ordinary course of business consistent with past practices or pursuant to a Bankruptcy Court order, (xi) any incurrence of Indebtedness by Sellers or (xii) any increase in the compensation payable or to become payable to any officer or employee of Sellers except for increases in salaries or wages in the ordinary course of business and in a manner consistent with past practice, or any material increase in the benefits under, or the establishment of, any employee benefit plan, including any DB Plan; and Sellers have not agreed to, and do not intend, to take any action contemplated by the foregoing clauses (i) through
(xii) of this Section 5.1(bb).

                  (cc) Undisclosed Liabilities. None of Sellers has any material liability, except for (i) liabilities set forth on the face of the Unaudited Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after March 31, 2002 in the ordinary course of business of Sellers.

                  (dd) Other Negotiations; Brokers. None of Sellers or any Person retained by or acting for or on behalf of any Seller, or any Affiliate of any such Person (i) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement or (ii) has entered into any agreement or had any discussions with any third party regarding any transaction involving any Seller, which could result in any such Seller, Purchaser, or their respective shareholders, members or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said third party as a result of entering into this Agreement or consummating the transactions contemplated hereby or thereby. Except as set forth in Schedule 5.1(dd), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by Seller or any Subsidiary of Seller in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by and on behalf of Seller.

                  (ee) Investment. Each Seller (i) understands that the Purchaser Interests and the Senior Secured Note have not been, and will not be, registered under the Securities Act or under any state securities Laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) will bear the economic risk of acquiring the Purchaser Interests and the Senior Secured Note and will not be deemed to be an underwriter under the Securities Act or any rules or regulations promulgated thereunder, (iii) acknowledges that Purchaser has made no representations or warranties to it as to the future financial performance or prospects of Purchaser, the present or future value of the Purchaser Interests and the Senior Secured Note, or the likelihood that the obligations constituting the Purchaser Interests and the Senior Secured Notes will be paid in full and in a timely fashion, (iv) agrees that it has, independently and without reliance on Purchaser, and based on each such Seller's detailed knowledge of the Purchased Assets as owner of such assets and the Assumed Liabilities and such other documents and information as it has deemed appropriate, made its own analysis of Purchaser, its future financial performance and its prospects and value of the Purchaser Interests and the Senior Secured Note and has made its own decision to accept the Purchaser Interests and the Senior Secured Note as part of the Purchase Price, (v) agrees that it will, independently and without reliance upon Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the Attendant Documents, and (vi) is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Each Seller further acknowledges that each Seller will be restricted from transferring the Purchaser Interests pursuant to the terms of the Purchaser Operating Agreement or from transferring the Senior Secured Note pursuant to the terms thereof.

                  (ff) Solvency of Non-Debtor Sellers. None of the Non-Debtor Sellers is now insolvent, nor will any Non-Debtor Seller be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this
Section 5.1(ff), the term "insolvent" means that the sum of the debts and other probable liabilities of the applicable Non-Debtor Seller exceeds the fair present value of such Non-Debtor Seller's assets. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement:
(A) each Non-Debtor Seller will be able to pay its liabilities as they become due in the ordinary course of business of such Non-Debtor Seller; and (B) each Non-Debtor Seller will not have unreasonably small capital with which to conduct its present or proposed business.

                  (gg) Litigation. Schedule 5.1(gg) sets forth each instance in which any Non-Debtor Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to Sellers' Knowledge, threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or administrative agency of any federal, state, local, or foreign jurisdiction. None of the actions, suits, proceedings, hearings and investigations set forth in Schedule 5.1(gg) questions the enforceability of this Agreement or the transactions contemplated by this Agreement or, if adversely determined, would reasonably be expected to adversely affect the Purchased Assets to be acquired from such Non-Debtor Seller, individually or in the aggregate, by an amount of Two Hundred Thousand U.S. Dollars ($200,000.00) or more.

         Section 5.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Sellers the following:

                  (a) Good Standing and Authority. Purchaser is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which it is required to be qualified. Purchaser has full limited liability company power and authority to enter into this Agreement, to enter into the Attendant Documents to which it is a party and to consummate the transactions contemplated in this Agreement. This Agreement and all of the Attendant Documents to which Purchaser is a party, and the consummation of the transactions contemplated in this Agreement, have been or will be, on or prior to the Closing Date, duly authorized and approved by all necessary and proper limited liability company action on the part of Purchaser. This Agreement, and all of the Attendant Documents to which Purchaser is a party, when executed and delivered, will constitute legal, valid and binding obligations of Purchaser enforceable against such Purchaser in accordance with their respective terms.

                  (b) Non-Violative Agreement. Neither the execution and delivery of this Agreement or the Attendant Documents to which Purchaser is a party nor the consummation of the transactions contemplated in this Agreement will conflict with, result in the breach or violation of or constitute a default under the terms, conditions or provisions of Purchaser's certificate of formation or limited liability company agreement or any other material agreement or instrument to which Purchaser is a party, or by which Purchaser is bound.

                  (c) Consents, Approvals or Authorizations. Except as contemplated by this Agreement, no consent, approval or authorization of, filing or registration with, or notification to, any Governmental Authority is required in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, other than any consent, approval or authorization, filing or registration with, or notification to, which if not obtained or made would not materially and adversely affect Purchaser's ability to consummate the transactions contemplated hereby. No consent, approval or authorization of any Person is required in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby.

                  (d) Purchaser Interests. All of the issued and outstanding Purchaser Interests (i) have been duly authorized, are validly issued, fully paid, and nonassessable, and (ii) were issued in compliance with all applicable state and federal securities Laws. The Purchaser Interests to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable and will on the Closing Date be issued in compliance with all applicable federal and state securities Laws.

                  (e) Options and Warrants. There is no existing option, warrant, call, right, commitment or other agreement of any character to which the Purchaser or Purchaser Member is a party requiring, and there are no securities of Purchaser outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional Purchaser Interests or other equity securities of Purchaser or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Purchaser Interests or other equity securities of Purchaser. Except for the limited liability company agreement of Purchaser, neither the Purchaser nor the Purchaser Member is a party to any voting trust or other voting agreement with respect to any of the Purchaser Interests or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of equity interests of Purchaser.

                  (f) Operations of Purchaser. Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has and on the Closing Date will have, conducted its operations only as contemplated hereby.

                  (g) Financing. Purchaser shall have on the Closing Date sufficient unrestricted funds on hand or committed lines of credit or funds to pay the Cash Consideration.

         Section 5.3 Amendments to Disclosure Schedules. From time to time prior to the Closing, Sellers shall, by written notice to Purchaser or upon the written request of Purchaser, amend the Schedules to this Agreement to reflect any matters hereafter arising or which hereafter come to their attention which, if existing, occurring or known to Sellers at the date of this Agreement, would have been required to be set forth or described in the Schedules to this Agreement; provided that (i) no such notice or amendment to the Schedules pursuant to this Section 5.3 shall be deemed to cure any breach of any representation or warranty which is made in this Agreement as of the date hereof as of the date of such delivery, and (ii) no such notice or amendment shall have any effect for purposes of determining whether the condition in Section 9.1(c) has been satisfied.

                                   ARTICLE VI

                                EMPLOYEE MATTERS
                                ----------------


         Section 6.1 Employees.
                     ---------

                  (a) Termination and Rehire of Sellers' Employees. Effective as of the Closing Date, Sellers shall terminate the employment of all employees of Sellers at the Purchased Plants ("Sellers' Employees") and Purchaser shall offer or cause to be offered employment to certain of Sellers' Employees in accordance with the manning plan agreed to by Purchaser and Republic as of the date hereof and as may be amended from time to time by mutual agreement prior to the Closing. Nothing contained in this Agreement shall require the Purchaser to maintain the employment of any Hired Employee. For purposes of this Agreement, Sellers' Employees who are offered and, on or after the Closing Date, accept and actually commence employment with Purchaser or any Subsidiary of Purchaser shall be referred to herein as "Hired Employees."

                  (b) WARN Act Notices. The Sellers shall indemnify and hold harmless Purchaser and its Affiliates from all costs, liabilities and expenses, including, without limitation, reasonable attorneys fees, incurred by Purchaser or any of its Affiliates as a result of any violation of, or failure to comply with, the WARN Act based on the transaction contemplated by this Agreement. For purposes of the WARN Act and this Section 6.1(b), "Closing Date" shall mean the "effective date" of the transaction contemplated by this Agreement, as defined in the WARN Act. Notwithstanding the foregoing, prior to the Closing Date, Purchaser shall have the right to negotiate terms of employment with non-union represented individuals to become effective immediately after the Closing with such employees of Sellers as is determined by Purchaser in its sole discretion.

                  (c) Alternative Tax Procedure. Pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399,
(i) Purchaser and Republic shall report on a predecessor/successor basis as set forth therein, (ii) Sellers will be relieved from filing a Form W-2 with respect to any Hired Employees for the year that includes the Closing Date; and (iii) Purchaser will undertake to file (or cause to be filed) a Form W-2 and any of the other tax related forms permitted to be filed on a predecessor/successor basis in Section 5 of Revenue Procedure 96-60 for each such Hired Employees for the year that includes the Closing Date (including the portion of such year that such employee was employed by Seller). Republic shall provide Purchaser on a timely basis with all payroll and employment-related information with respect to each Hired Employee.

         Section 6.2 Employee Benefit Plans.
                     ----------------------

                  (a) Employee Benefit Plans and Fringe Benefit Plans and Policies. Effective as of the Closing Date, Purchaser shall cause the Hired Employees to be covered under new or existing employee benefit plans and fringe benefit plans which, in the aggregate, provide Hired Employees with such benefits as Purchaser deems appropriate in its sole discretion ("Purchaser's Plans"); provided, however, that Purchaser's Plans shall meet the requirements of each collective bargaining agreement to which Purchaser is a party with respect to those Hired Employees whose terms and conditions of employment are subject to such collective bargaining agreement; provided further that the compensation and benefits offered by Purchaser to the Hired Employees shall be sufficient so as not to constitute a "constructive termination" for purposes of triggering the WARN Act and other applicable state and federal law.

                  (b) Current Vacation Accruals. Effective as of the Closing Date, Purchaser shall, in accordance with Schedule 6.2(b), provide each Hired Employee with the number of his or her unused accrued vacation days (but not sick or other paid time off days) outstanding as of the Closing Date under the applicable vacation policy of Sellers or the Successor Labor Agreement and shall not cause any forfeiture of any such days such that Purchaser shall pay the cash equivalent of any such days that remain unused as of the Hired Employee's termination of employment with Purchaser to the extent applicable; provided, however, that in determining the number of any such days that are unused as of a Hired Employee's termination of employment with Purchaser, such Hired Employee shall be deemed to have used days credited under this Section 6.2(b) prior to any vacation days accrued while such Hired Employee is employed by Purchaser.

                  (c) Group Health Plan. Republic shall continue to maintain its group health plan for so long as there are any employees at either Republic or any ERISA Affiliate; provided, however, that Republic may terminate such group health plan prior to the termination of all such employees if and when it becomes prohibitively expensive for Republic to maintain such group health plan, but in no event shall such plan be terminated prior to January 1, 2003.

                  (d) Expense Reimbursement. Purchaser will reimburse Republic for pre-Closing compensation expenses with respect to both the Hired Employees and Sellers' employees who do not become Hired Employees, but only if and to the extent such expenses (i) were incurred in the ordinary course of business consistent with past practice, (ii) were accrued as of the Closing Date, (iii) are not covered by any insurance maintained by any Seller, not payable from any assets held in a VEBA or other welfare benefit fund of any Seller, and not the obligation of any third party, (iv) consist exclusively of accrued wages, back payroll taxes (withholding only), accrued vacation benefits, accrued management performance incentives, health insurance benefits incurred but not reported, and workers' compensation, and (v) do not in the aggregate exceed Twenty-Nine Million, Five Hundred Thousand U.S. Dollars ($29,500,000.00), subject to the following conditions and limitations:

                  (i) Such accrued wages will be reimbursed only for (x) hourly employees (both hourly Hired Employees and hourly employees who do not become Hired Employees) and (y) if Closing occurs other than on the 15th or last work day of a month, salaried employees (both salaried Hired Employees and salaried employees who do not become Hired Employees).

                  (ii) Such accrued vacation will be reimbursed only for Hired Employees (both hourly Hired Employees and salaried Hired Employees).

                  (iii) Such incurred but unreported health insurance benefits will be reimbursed only for (x) Hired Employees (both hourly Hired Employees and salaried Hired Employees) and (y) Sellers' hourly employees represented by the United Steel Workers of America who do not become Hired Employees, but in the case of such hourly employees who do not become Hired Employees, only if and to the extent such expenses consist exclusively of health insurance benefits incurred but not reported and only if and to the extent such expenses do not in the aggregate exceed Two Million, One Hundred Thousand U.S. Dollars ($2,100,000.00).

                  (iv) Such workers' compensation claims will be reimbursed only for Ohio employees (both Ohio Hired Employees and Ohio employees who do not become Hired Employees).

                  (v) Such back payroll taxes will be reimbursed for both Hired Employees and employees who do not become Hired Employees.

                  (vi) Such management incentives will be reimbursed only for salaried employees (both salaried Hired Employees and salaried employees who do not become Hired Employees).

                  (vii) Reimbursement will be made by Purchaser as soon as administratively practicable following receipt of written notice of payment of any such eligible expenses along with documentation that such payment complies with the requirements for reimbursement set forth herein.

                  (viii) Purchaser will have no reimbursement obligation under this Section 6.2(d) for any expenses for which Purchaser receives notice of a claim following thirteen months after the Closing.

         Section 6.3 Workers' Compensation. Sellers shall be responsible for all workers' compensation claims arising out of events occurring on or prior to the Closing Date, except as expressly assumed by Purchaser in this Agreement. Purchaser shall be responsible for all workers' compensation claims arising out of events occurring after the Closing Date.

         Section 6.4 Management Incentive Plans.

                  (a) Key Management Employment Benefits. Purchaser shall provide to the managers listed on Schedule 6.4(a) ("Key Managers") employment benefits similar to those provided by Sellers to such individuals at the date hereof other than those provided under the Lender Retention Program.

                  (b) Key Management Severance and Termination Plans. Purchaser shall assume the severance and termination plans and protections provided by Sellers described in Schedule 6.4(b) with respect to Key Managers or adopt new severance and termination plans and protections on substantially similar terms.

                  (c) Equity Incentive Plan. After the Closing, Purchaser shall adopt an equity-based incentive program for the managers of Purchaser and such other Persons as the board of directors of Purchaser may determine from time to time. Such equity-based incentive program initially shall reserve up to 9% of the Purchaser Interests outstanding immediately after Closing and shall grant equity incentives to participants in such plan under terms, conditions and amounts to be determined by the board of directors of Purchaser. The terms of any such plan will provide for the granting of options and the issuance of Purchaser Interests. Purchaser Interests issued under such plan will dilute ratably all equity interests in Purchaser that are outstanding immediately after Closing.

         Section 6.5 Mutual Cooperation. Each of the parties hereto shall mutually cooperate and provide the other party with such records, information, documentation and assistance as such party reasonably requests in order to carry out the party's respective obligations under this Article VI.

                                   ARTICLE VII

                                   TAX MATTERS


         Section 7.1 Transfer Taxes. Subject to bankruptcy court approval, in accordance with Section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer under a plan confirmed under Section 1129 of the Bankruptcy Code shall not be taxed under any law imposing a stamp tax or similar tax. The instruments transferring the Purchased Assets to Purchaser shall contain the following endorsement:

         "Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division, relating to a plan of reorganization of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. ss. 1146(c), and any officer receiving this [instrument] is hereby authorized and directed to permit the transfer contemplated by this [instrument] without the payment of any stamp tax, transfer tax or similar tax."

         Purchaser and Sellers shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

         In the event real estate, stamp taxes or similar taxes (including, without limitation, transfer taxes) ("Transfer Taxes") are required to be paid in order to record the deeds to be delivered to Purchaser in accordance herewith, or in the event any such Transfer Taxes are assessed at any time thereafter, such real estate Transfer Taxes incurred as a result of the transactions contemplated hereby shall be paid 50% by Purchaser and 50% by Sellers. In the event sales, use or other Transfer Taxes are assessed on the transfer of any Purchased Assets as a result of the transactions contemplated hereby, such Transfer Taxes shall be paid 50% by Purchaser and 50% by Sellers.

         Purchaser and Sellers agree to cooperate to determine the amount of Transaction Taxes payable in connection with the transactions contemplated under this Agreement. Purchaser agrees to assist Sellers reasonably in the preparation and filing of any and all required returns for or with respect to such Transaction Taxes with any and all appropriate taxing authorities. Nothing in this Section 7.1 shall require Purchaser to be liable for any of the income tax liability of Seller.

         Section 7.2 Proration of Real and Personal Property Taxes. The real and personal property Taxes and assessments on the Purchased Assets for any taxable period commencing prior to the day immediately preceding the Closing Date (the "Adjustment Date") and ending after the Adjustment Date shall be prorated between Purchaser and Seller as of the close of business on the Adjustment Date. All such prorations shall be allocated so that items relating to time periods ending on the Adjustment Date shall be allocated to Republic based upon the number of days in the period prior to the Closing Date and items related to time periods beginning after the Adjustment Date shall be allocated to Purchaser based on the number of days in the period from and after the Closing Date; provided, however, that the parties shall allocate any real property Tax subject to the limitation set forth in Section 3.1(a)(vi). The amount of all such prorations shall be settled and paid on the Closing Date; provided, however, that final payments with respect to prorations that are not able to be calculated on the Closing Date shall be calculated and paid as soon as practicable thereafter.

                  Section 7.3 Tax Returns; Cooperation on Tax Matters.
                              ---------------------------------------

                  (a) Republic shall be responsible for the preparation and filing of all Tax Returns for Sellers for all periods as to which Tax Returns are due after the Closing Date (including the consolidated, unitary and combined Tax Returns for such Seller) which include the operations of the Business for any period ending on or before the Closing Date. Republic shall make all payments required with respect to any such Tax Returns, to the extent not prohibited, stayed or discharged by the Bankruptcy Court.

                  (b) Purchaser shall be responsible for the preparation and filing of all Tax Returns for the Business for all periods as to which Tax Returns are due after the Closing Date (other than for Taxes with respect to periods for which the consolidated, unitary, and combined Tax Returns of Republic will include the operations of the Business). Purchaser will make all payments required with respect to any such Tax Returns; provided, however, that Republic shall reimburse Purchaser three (3) Business Days prior to the due date for filing such Tax Returns to the extent any payment Purchaser makes relates to the operation of the Business for any period or portion thereof ending on or before the Closing Date.

                  (c) Purchaser and Republic agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquire relating to Tax matters.

                  (d) Purchaser agrees to retain possession, at its own expense, of all accounting, business, financial and Tax records and information (i) relating to the Purchased Assets or the Assumed Liabilities that are in existence on the Closing Date and transferred to Purchaser hereunder and (ii) coming into existence after the Closing Date that relate to the Purchased Assets or the Assumed Liabilities before the Closing Date, for a period of at least six years from the Closing Date. In addition, from and after the Closing Date, Purchaser agrees that it will provide access to Sellers and their attorneys, accountants and other representatives (after reasonable notice, during normal business hours and in a manner so as not to interfere with the normal business operations of Purchaser), to the books, records, documents and other information relating to the Purchased Assets or the Assumed Liabilities and to any officers of Purchaser that are Hired Employees as Sellers may reasonably deem necessary to (x) properly prepare for, file, prove, answer, prosecute and/or defend any such Tax Return, claim, filing, tax audit, tax protest, suit, proceeding or answer or (y) administer or complete any cases under Chapter 11 of the Bankruptcy Code of Sellers. Such access shall include, without limitation, access to any computerized information retrieval systems relating to the Purchased Assets or the Assumed Liabilities.

         Section 7.4 Allocation Purchase of Price and Purchase Price Allocation Forms. Purchaser and Sellers agree to allocate the Purchase Price and the Assumed Liabilities among the Purchased Assets (and among Sellers) in accordance with a schedule to be reasonably agreed to between them prior to the Closing Date (the "Allocation"), provided that if Purchaser and Sellers are not able to agree on the Allocation prior to the Closing Date, Purchaser's schedule of allocation will be the Allocation with Republic's consent, which consent shall not be unreasonably withheld. Sellers and Purchaser will cooperate in filing with the IRS their respective Forms 8594 as provided for in Section 1060 of the Code on a basis consistent with the Allocation, and the Allocation shall be reflected on any Tax Returns required to be filed as a result of the transactions contemplated hereby.

                                  ARTICLE VIII
                       COVENANTS AND ADDITIONAL AGREEMENTS
                       -----------------------------------


         Section 8.1 Approval Proceedings.
                     --------------------

                  (a) Sellers shall refrain from knowingly taking any action that would be likely to result in the revocation of, the entry of the Bidding Procedures Order.

                  (b) Sellers shall (i) use their commercially reasonable efforts to cause the entry of the Sale Order by the Bankruptcy Court on or before July 15, 2002, which date Purchaser may waive or extend at its sole discretion, and (ii) use their commercially reasonable efforts to obtain, and shall refrain from knowingly taking any action that would be likely to delay, prevent, impede or result in the revocation of the entry by the Bankruptcy Court of the Sale Order.

                  (c) Sellers shall provide notice of the proposed sale of the Purchased Assets, in form and substance reasonably acceptable to Purchaser and in such manner as may be required by Law, to Sellers' creditors, all Governmental Authorities that have filed a notice of appearance in the Chapter 11 Cases, all parties to the Purchased Contracts and Reference Leases and all parties entitled to notice of the Sale Motion by such date as shall allow sufficient time for the Sale Order to be entered by the Bankruptcy Court on or before July 9, 2002 (the "Required Creditor Notices").

         Section 8.2 Good Faith Deposit. Within two (2) Business Days after the deadline for receipt of Qualified Bids, but, in any event, prior to the date of the Auction, Purchaser shall cause to be issued a letter of credit to an escrow agent to be jointly selected by Purchaser and Republic (the "Escrow Agent") in the amount of Five Million U.S. Dollars ($5,000,000.00) (the "Good Faith Deposit"). The Escrow Agent shall hold the Good Faith Deposit pursuant to a customary escrow agreement in form and substance reasonably satisfactory to Purchaser and Republic. Purchaser shall not be required to provide the Good Faith Deposit in the event Seller does not receive any Qualified Bids by the deadline therefor. The Good Faith Deposit may be drawn down by Republic only if
(a) Republic terminates this Agreement pursuant to Section 12.1(e) and Sellers are not then in material breach of their representations, warranties or covenants under this Agreement or (b) at Closing, at the sole election of

Purchaser, to satisfy a portion of the Cash Consideration. In all other circumstances, the Good Faith Deposit shall be promptly returned to Purchaser.

         Section 8.3 Access to Information, Confidentiality.
                     --------------------------------------

                  (a) Sellers shall, and shall cause each of their respective officers, directors, employees, auditors and other agents of Sellers to afford the Affiliates, officers, directors, employees, auditors and other agents of Purchaser and its Affiliates reasonable access during normal business hours to the officers, directors, employees, agents, properties, offices, plants and other facilities of Sellers and to all books and records of Sellers, and shall furnish Purchaser and its Affiliates with all financial, operating and other data and information with respect to the business and properties of Sellers as Purchaser, through its Affiliates and their respective officers, employees or agents.

                  (b) Sellers shall promptly provide Purchaser with drafts of all documents, motions, orders, filing or pleadings that Seller or any of its Subsidiaries proposes to file with the Bankruptcy Court which relate to (i) this Agreement or the transactions contemplated hereunder, (ii) entry of the Sale Order and, (iii) the sale of the Purchased Assets by Sellers and assumption of Assumed Liabilities by Purchaser, and will provide Purchaser with a reasonable opportunity to review such documents in advance of their service and filing. Sellers shall consult and cooperate with Purchaser, and consider in good faith the views of Purchaser with respect to all such filings. Notwithstanding any provision to the contrary herein, Sellers shall not seek to amend or modify any provision of the Bidding Procedures Order or the Sale Order without the prior written consent of Purchaser.

                  (c) From the date hereof until the Closing Date, except as may be required by Law, neither Purchaser nor its Affiliates, employees, agents, and representatives (collectively, "Purchaser Representatives") will disclose to any third party the information concerning Sellers that it may have acquired from Sellers in the course of its due diligence investigation with respect to Sellers in Section 8.3(a) and (b) hereof without the prior written consent of Seller; provided, however, Purchaser Representatives may disclose any such information as follows: (i) to the extent that the information is or becomes generally available to the public through no fault of any Purchaser Representative making such disclosure; (ii) to the extent that the same information is in the possession of the Purchaser Representative making such disclosure prior to receipt of such information; (iii) to the extent that the Purchaser Representative that received the information independently developed the same information prior to the date the Purchaser Representative received such information from Sellers without relying on any information; or (iv) to the extent that the same information becomes available to such Purchaser Representative making such disclosure on a non-confidential basis from a source other than a Purchaser Representative which is not known by Purchaser Representative to be confidential. If the transactions contemplated hereby are not consummated, the Purchaser Representatives will return or destroy the confidential information upon the written request of Seller. In the event that Purchaser or any Purchaser Representative is required by Law or legal process to disclose all or any part of any such confidential information, Purchaser shall promptly notify Republic of the existence, terms and circumstances surrounding such a request so that it may seek an appropriate protective order, at Republic's sole cost and expense, prior to Purchaser's disclosure of such information.

         Section 8.4 Notification of Certain Matters. Sellers shall give prompt notice to Purchaser of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate (without giving effect to any limitation as to "materiality" set forth therein), (ii) any failure of Sellers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would have a Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 8.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 8.5 HSR Act.
                     -------

         (a) Subject to the terms and conditions of this Agreement, each of the parties will (i) use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable antitrust Laws to consummate the transactions contemplated by this Agreement, (ii) use commercially reasonable efforts to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) use commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

         (b) In connection with the efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other antitrust Law, each of the parties shall use commercially reasonable efforts to (i) cooperate, and assist as reasonably requested, with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other parties informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material, communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the other parties to review any material communication given to it by, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Authority in connection with any proceeding by a private party. Each of the parties thereto will coordinate and cooperate fully with the other parties hereto in exchanging information and providing such assistance as such other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act. Sellers shall maintain in the strictest confidence any material, non-public information about Purchaser or any of Purchaser's direct or indirect Affiliates obtained in connection with the foregoing efforts and shall cause any employee, officer, director or representative of Sellers to maintain such information in the strictest confidence.

         Section 8.6 Filings and Approvals Regarding the Railroad Subsidiary.
                     -------------------------------------------------------

         (a) As soon as practicable following the date of this Agreement, Purchaser shall make or cause to be made all filings with and submissions to the Surface Transportation Board under the ICC Termination Act that are required in connection with the consummation of the transactions contemplated by this Agreement in respect of the Railroad Subsidiary. Sellers shall assist and support, and Republic shall cause the Railroad Subsidiary to assist and support, Purchaser in the preparation of such filings and submissions, and Purchaser shall provide Republic an opportunity to review and comment on all such filings and submissions prior to their transmittal to the Surface Transportation Board.

         (b) If the approvals or exemptions of the transactions from the Surface Transportation Board contemplated by this Agreement in respect of the assets of the Railroad Subsidiary have not been obtained or become effective by the Closing Date, Sellers shall continue to use their commercially reasonable efforts to obtain all approvals or exemptions and, notwithstanding anything to the contrary herein, until such approvals or exemptions are obtained, this Agreement shall not constitute an agreement to assign the assets of the Railroad Subsidiary and to the extent permitted by Law and subject to any required exemptions or approvals, from and after the Closing Date (i) Republic shall use commercially reasonable efforts to cause the Railroad Subsidiary to continue to operate in the ordinary course of business or as otherwise reasonably directed by Purchaser, (ii) Republic shall, and Republic shall cause the Railroad Subsidiary to, enter into any reasonable arrangement designed to provide Purchaser with the benefits of, and cause Purchaser to bear the costs and obligations of, Republic's ownership of the Railroad Subsidiary and (iii) Purchaser shall indemnify Sellers for any losses arising out of the operation of the Railroad Subsidiary from and after the Closing Date.

         Section 8.7 Further Action.
                     --------------

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to take or cause to be taken all appropriate action and to do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement as promptly as practicable, including using its commercially reasonable efforts to obtain all Permits and orders from Governmental Authorities and consents, approvals and authorizations from parties to contracts with any Seller as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Closing. Sellers shall use their commercially reasonable efforts, in cooperation with Purchaser, to secure, transfer, assign or otherwise convey to Purchaser all Permits necessary for the continued post-Closing operation of the Purchased Assets or discharge the Assumed Liabilities in compliance with all applicable Laws and Environmental Laws.

                  (b) Each party hereto agrees to cooperate in obtaining any other consents and approvals that may be required in connection with the transactions contemplated by this Agreement; provided, however, that no party hereto shall be required to compensate any third party to obtain any such consent or approval.

                  (c) Prior to the execution and delivery of this Agreement, Purchaser instructed a Title Company to obtain title insurance commitments and corresponding Surveys. Promptly after Purchaser receives such title commitments and corresponding Surveys, Purchaser shall deliver copies thereof, as well as further continuations, supplements or revisions thereto, directly to Sellers. Purchaser shall use commercially reasonably efforts for the market in which the respective properties are located to cause the Title Company to deliver title insurance commitments and to cause the corresponding Surveys to be completed as soon as possible and in any event delivered prior to Closing.

         Section 8.8 Conduct of the Business. Except as contemplated by this Agreement or with the prior written consent of Purchaser, Sellers covenant and agree that, during the period between the date of this Agreement and the Closing, Sellers shall (i) conduct the Business in a manner consistent with past practice, and (ii) confer on a regular and frequent basis with one or more Purchaser Representatives to report operational matters and the general status of ongoing operations including sales levels, profit margins, cost increases, changes or modifications to the operations of Sellers or their Subsidiaries and adverse trends. Notwithstanding the generality of the foregoing, Sellers and their Subsidiaries shall not, during the period between the date of this Agreement and the Closing, directly or indirectly do, or propose or commit to do, any of the following, except as provided by this Agreement or following (x) the prior written notice thereof to Purchaser and (y) receipt by Sellers of Purchaser's written non-objection thereto:

                  (a) amend or otherwise change the Certificates of Incorporation, Bylaws or other constitutive documents of Sellers;

                  (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (i) any shares of capital stock of any class or any securities, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or any securities, or any other ownership interest, of Republic or any of its Subsidiaries or (ii) any Purchased Assets, except for sales of inventory in the ordinary course of business and in a manner consistent with past practice;

                  (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or any of its securities;

                  (d) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or collection of assets constituting all or substantially all of a business or business unit; (ii) incur any Indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (provided that Seller shall be permitted to borrow money under the Debtor-in-Possession Revolving Credit Agreement); (iii) enter into any material Contract, agreement or lease other than in the ordinary course of business and in a manner consistent with past practice; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 8.10(d);

                  (e) enter into any Contract or amend or modify any existing Contract with any of its shareholders, members, officers, directors, employees, including making any loan or advance to any such Affiliate other than advances historically made to employees in the ordinary course in connection with the performance of their employment, vacation advances, relocation loans and travel advances, in each case made in the ordinary course of business and consistent with past practice.

                  (f) close any production facility or reject any Reference Leases or Third Party Leases, provided that Sellers shall renew in accordance with its terms any Reference Lease that is subject to renewal if, but only if, Purchaser shall have delivered written notice to Sellers not less than 15 Business Days prior to the lease renewal date for such Reference Lease directing Seller to renew such Reference Lease;

                  (g) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Unaudited Financial Statements of Sellers or incurred in the ordinary course of business in a manner consistent with past practice including payments due and payable under the Debtor-in-Possession Revolving Credit Agreement;

                  (h) restructure, write-off or forgive, or agree to restructure write-off or forgive, any receivables;

                  (i) introduce system-wide or regional changes in operations or products, other than operations or products consistent with the continuing operation of the production facilities and purchase orders of Republic and any of its Subsidiaries, except as described on attached Schedule 8.8(i);

                  (j) other than in the ordinary course of business, (A) enter into, or agree to enter into, any new purchasing or distribution agreements, or amend or agree to amend any existing purchasing or distribution agreements or
(B) enter into, or agree to enter into, any contract or agreement of a type which, if it had been in effect on the date of this Agreement, would have been required to have been identified on Schedule 5.1(e)(i), except, in each case, as described on attached Schedule 8.8(j);

                  (k) enter into new leases in respect of real property not leased by Sellers as of the date hereof or modify the terms of any Reference Lease or enter into any sublease with respect to any Reference Lease;

                  (l) change or revoke any federal, state, local or foreign Tax election, settle any federal, state, local or foreign Tax audit or file any amended Tax Return with respect to federal, state, local or foreign Taxes for which Purchaser would be responsible;

                  (m) change any method or period of accounting or change any significant accounting policy, practice, or procedure or any material estimates;

                  (n) take or omit to take any action that would make any representation or warranty of Seller and its Subsidiaries hereunder inaccurate in any material respect;

                  (o) increase, except pursuant to existing contracts or established practice, the salary, compensation or benefits payable to any employees, directors or consultants or modify, establish or enter into any employee benefit plan, including any DB Plan; or

                  (p) agree or otherwise commit to take any of the actions prohibited by the foregoing clauses (a) through (o).

         Section 8.9 Non-Assignable Contracts.
                     ------------------------

                  (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Purchased Contract or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof without the consent of a third party thereto would constitute a breach or other contravention thereof, would be ineffective with respect to any such third party, or would in any way adversely affect the rights of Purchaser or Sellers thereunder.

                  (b) With respect to any such Purchased Contract for which the consent of a party thereto shall not have been obtained at Closing and any claim, right or benefit arising thereunder or resulting therefrom, Sellers and Purchaser shall each use their reasonable good faith efforts to obtain as expeditiously as possible the written consent of the other parties to such Purchased Contract for the assignment thereof to Purchaser.

                  (c) Unless and until any consent, waiver, confirmation, novation or approval is obtained with respect to any such Purchased Contract, Sellers and Purchaser shall cooperate to establish an arrangement satisfactory to Purchaser under which Purchaser would obtain the claims, rights and benefits and assume the corresponding liabilities and obligations thereunder (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which Sellers would enforce for the benefit of Purchaser, with Purchaser assuming and agreeing to pay Sellers' obligations, any and all claims, rights and benefits of Sellers against a third party thereto. In such event, (i) Sellers will promptly pay to Purchaser, when received, all moneys received by it under any such Purchased Contract or any claim, right or benefit arising thereunder, and (ii) Purchaser will promptly pay, perform or discharge, when due, any and all obligations and liabilities arising thereunder, other than those being contested in good faith.

         Section 8.10 Acquisition Agreements. To the extent that any of the acquisition agreements set forth on the attached Schedule 2.1(k) (the "Acquisition Agreements") are not assignable without the consent of another party, such consent is not obtained and there is hereafter discovered any event or occurrence for which Purchaser would have been entitled to indemnification if such Acquisition Agreement had been assigned to Purchaser (an "Indemnification Claim"), Sellers shall, upon receipt of written notice from Purchaser, pursue such Indemnification Claim on Purchaser's behalf at Purchaser's sole reasonable expense. Purchaser shall control the investigation, defense and settlement (including choice of counsel in its sole discretion) of any Indemnification Claim and shall reimburse Sellers for all reasonable costs and expenses relating thereto promptly upon presentation by Sellers of invoices or other documentation evidencing such amounts to be reimbursed. Sellers shall make available to Purchaser, at Purchaser's reasonable expense, its counsel and other representatives, all information and documents available to them that relate to such Indemnification Claim. Sellers shall also render to Purchaser, at

Purchaser's reasonable expense, such assistance and cooperation as may reasonably be required to ensure the proper and adequate pursuit of such Indemnification Claim. Sellers shall promptly remit and turn over to Purchaser any recovery (including pursuant to any settlement, arbitration, judicial proceeding or otherwise) relating to any such Indemnification Claim and such recovery shall be deemed to be a Purchased Asset.

         Section 8.11 Indemnification Agreements. Sellers and Purchaser shall cooperate to establish arrangements reasonably acceptable to each of Purchaser and Republic under which Purchaser would obtain certain claims, rights and benefits and assume certain corresponding liabilities and obligations under the indemnification agreements set forth on the attached Schedule 8.11 (the "Indemnification Agreements") with respect to the Purchased Assets. Without limiting the generality of the foregoing, if there is discovered any event or occurrence for which indemnification would have been provided under such Indemnification Agreements, Sellers shall, upon receipt of written notice from Purchaser, pursue such indemnification claim on Purchaser's behalf at Purchaser's sole reasonable expense. Purchaser shall control the investigation, defense and settlement (including choice of counsel in its sole discretion) of any such indemnification claim asserted under any Indemnification Agreement and shall reimburse Sellers for all reasonable costs and expenses relating thereto promptly upon presentation by Sellers of invoices or other documentation evidencing such amounts to be reimbursed. Sellers, at Purchaser's reasonable expense, shall make available to Purchaser, its counsel and other representatives, all information and documents available to them that relate to any such indemnification claim. Sellers also shall, at Purchaser's reasonable expense, render to Purchaser such assistance and cooperation as may reasonably be required to ensure the proper and adequate pursuit of any such indemnification claim. Sellers shall promptly remit and turn over to Purchaser any recovery (including pursuant to any settlement, arbitration, judicial proceeding or otherwise) relating to any such indemnification claim and such recovery shall be deemed to be a Purchased Asset. Purchaser shall be entitled to satisfy any payment obligation, threshold amount or other condition to the receipt of indemnification under any Indemnification Agreement. To the extent that Purchaser and Republic may benefit from an indemnification claim asserted under any Indemnification Agreement, and Purchaser contributes to the satisfaction of any payment obligation, threshold or other condition, then Purchaser and Republic shall share in the benefit of any recovery therefrom pro rata based upon their respective contributions to the satisfaction of any such condition. To the extent that any liability for which Purchaser is indemnified by Sellers under Section 11.2 would be covered under any of the Indemnification Agreements, such claim may be asserted by Purchaser against Sellers, but any such claim for indemnification shall not be due and payable to Purchaser until such claim has been asserted by Sellers under such Indemnification Agreement and no recovery is obtained thereunder.

         Section 8.12 Litigation. Sellers will promptly supply to Purchaser copies of all litigation or legal proceedings pertaining to the Purchased Assets which may arise subsequent to the execution of this Agreement but prior to the Closing Date, and will also advise Purchaser promptly in writing of any written threat of litigation or other legal proceeding (including actions or motions in the Bankruptcy Court) which is made between the date of this Agreement and the Closing Date pertaining to the Purchased Assets or the Seller' ability to perform its obligations under this Agreement.

         Section 8.13 Public Announcements. Prior to the Closing Date, the parties shall consult with each other before issuing any press release or otherwise making any public statement or holding any discussion with the Bank Lenders, Creditors Committee, and any ad hoc meeting of trade creditors with respect to this Agreement and the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the prior approval thereof by the other party, which approval shall not be unreasonably withheld. Nothing in this Section 8.13 shall prevent disclosure by Sellers or Purchaser, or any of their Affiliates, with respect to this Agreement and the transactions contemplated hereby as Sellers or Purchaser, or such Affiliate, may be required to make by applicable Law or as may be required to the Bank Lenders, provided, however, that the party required to make such disclosure shall give prior notice to the other party of the nature of the requirement, the identity of the Person or Persons to whom disclosure is required to be made and the information to be disclosed.

         Section 8.14 Filings and Authorizations. Each of Sellers and Purchaser, as promptly as practicable, shall (i) make, or cause to be made, all such filings or submissions under Laws applicable to it as may be required for it to consummate the transaction contemplated herein; (ii) use its and their commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and Governmental Authorities necessary to be obtained by it in order for it so to consummate such transactions; and (iii) use its and their commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder.

         Section 8.15 Amendment to List of Purchased Contracts. Notwithstanding anything herein to the contrary, at any time prior to the Closing Purchaser shall be entitled in its sole discretion to remove any executory Contracts or unexpired leases from the list of Purchased Contracts by providing written notice thereof to Republic and any Contracts so removed shall not constitute Purchased Assets at Closing. At any time before or after the Closing Purchaser shall be entitled in its sole discretion to request the Sellers to add to the list of Purchased Contracts any executory Contracts or unexpired leases of Sellers by providing written notice thereof to Republic, and any Contracts so added shall constitute Purchased Assets; provided that Purchaser shall not be entitled to add to the list of Purchased Contracts any executory Contracts or unexpired leases of Sellers that any Seller has rejected by order of the Bankruptcy Court. Sellers shall give written notice to Purchaser prior to the submission of any motion in the Chapter 11 Cases to reject any executory Contracts or unexpired leases. Sellers shall use commercially reasonable efforts to have such Contracts and leases assigned to the Purchaser as soon as practicable after receipt of such notice (but no earlier than the Closing).

         Section 8.16 Use of Cartersville Proceeds. To the extent that the Cartersville Asset Sale has been consummated prior to the Closing, Sellers shall promptly pay to the Bank Lenders the net proceeds therefrom, after repayment of the industrial revenue bonds that are secured by the assets of the Cartersville facility, for the exclusive purpose of repaying any outstanding principal and accrued and unpaid interest on the Debtor-in-Possession Revolving Credit Agreement.

         Section 8.17 Insurance. Following the Closing Date, Sellers shall maintain insurance policies that provide the same level of coverage as the Insurance Policies and that cover claims made and events occurring prior to the Closing Date; provided, however that such insurance policies may only cover the Excluded Assets and liabilities not assumed by Purchaser hereunder.

         Section 8.18 Bulk Sale. Each of the parties to this Agreement hereby waives compliance with the bulk sales or bulk transfer laws that are applicable to the sale of the Purchased Assets with respect to the Excluded Liabilities.

         Section 8.19 Creation of Easement. With respect to the property known as 1807 East 28th Street in Lorain, Ohio (the "Lorain Property"), Purchaser and Sellers shall, prior to Closing, negotiate and record an easement agreement reasonably acceptable in all respects to Purchaser and Sellers over the portion of the Lorain Property being transferred to Purchaser in order to provide ingress and egress to a public road from the portion of the Lorain Property being retained by Sellers.

                                   ARTICLE IX

                            CONDITIONS TO THE CLOSING
                            -------------------------


         Section 9.1 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Closing shall be subject to the prior and/or simultaneous satisfaction or written waiver by Purchaser of each of the following conditions:

                  (a) Bidding Procedures Order. The Bidding Procedures Order (i) shall not have been stayed, modified, amended, dissolved, revoked or rescinded without Purchaser's consent and (ii) shall be in full force and effect on the Closing Date.

                  (b) Sale Order. The Sale Order (i) shall have been entered on or before July 15, 2002, which date may be waived or extended by Purchaser in its sole discretion, (ii) shall not have been stayed, modified, amended, dissolved, revoked or rescinded without Purchaser's consent and (iii) shall be in full force and effect on the Closing Date. The Sale Order shall be in form and substance reasonably acceptable to Purchaser.

                  (c) Representations and Warranties. (i) The representations and warranties of Sellers set forth in this Agreement qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that to the extent such representations and warranties expressly speak as of an earlier date, such representations and warranties shall be true and correct in all respects as of such specified date); (ii) the representations and warranties of Sellers set forth in this Agreement that contain no qualification with respect to materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, such representations and warranties shall be true and correct in all material respects as of such specified date); and
(iii) Purchaser shall have received a certificate dated the Closing Date signed by the Chief Executive Officer of each Seller to such effect.

                  (d) Covenants. Sellers shall have performed in all material respects all of the obligations, covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date and Purchaser shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer of each Seller to that effect.

                  (e) Consents, Approvals and Permits. Sellers and Purchaser shall have received all consents or approvals and made all applications, requests, notices and filings with any Person or Governmental Authority required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement, including, but not limited to, any required consents to the assignment of Purchased Contracts, which required consents and approvals are set forth on Schedule 9.1(e). Purchaser shall have either (i) obtained (whether by transfer, assignment or otherwise) all Permits necessary for the continued post-Closing operation of the Purchased Assets in compliance with all applicable Laws and Environmental Laws, or (ii) be in the process of obtaining such Permits with adequate assurances from Governmental Authorities that such lawful post-Closing operation of the Purchased Assets may continue pending receipt of such Permits.

                  (f) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; or which would otherwise materially adversely affect or interfere with the operation of the Business following Closing.

                  (g) New Credit Facility. Purchaser shall have entered into the New Credit Facility on terms, conditions and a duration satisfactory to Purchaser.

                  (h) Qualification of Senior Note Indenture. The Senior Secured
Note Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended.

                  (i) No Material Adverse Effect. There shall not have occurred any event, change, occurrence, development or state of facts or circumstances which has had or would reasonably be expected to have a Material Adverse Effect, but excluding effects resulting from or arising in connection with this Agreement, the transactions contemplated hereby or the announcement hereof.

                  (j) Closing Deliveries. Sellers shall have delivered or caused to be delivered to Purchaser each of the items listed in Section 10.2 hereof.

                  (k) HSR Waiting Period. The applicable waiting period under the HSR Act shall have expired or terminated.

                  (l) Canadian Steel Asset Purchase Agreement. All conditions to the consummation of the transactions contemplated by the Canadian Steel Asset Purchase Agreement shall have been satisfied or waived.

                  (m) Successor Labor Agreement. All conditions to the effectiveness of the Successor Labor Agreement shall have been satisfied or waived.

                  (n) Lapinsky Employment Contract. Mr. Joseph Lapinsky's current employment agreement with Republic shall have been assumed by Republic and assigned to Purchaser pursuant to this Agreement.

                  (o) Title Policy and Surveys. (i) The Title Company shall have issued the Title Policies, without any exceptions thereto, except for the Assumed Liabilities and the Permitted Real Estate Liens; and (ii) Purchaser shall have received the Surveys, containing the original signature and seal of the surveyor and any additional matter required by the Title Company showing no Encumbrances other than the Assumed Liabilities and the Permitted Real Estate Liens.

                  (p) No Termination. This Agreement shall not have been terminated pursuant to Section 12.1.

         Section 9.2 Conditions to Obligations of Seller. The obligations of Sellers to effect the Closing shall be subject to the prior and/or simultaneous satisfaction or written waiver by Seller of each of the following conditions:

                  (a) Bidding Procedures Order. The Bidding Procedures Order (i) shall not have been stayed, modified, amended, dissolved, revoked or rescinded without Purchaser's consent and (iii) shall be in full force and effect on the Closing Date.

                  (b) Sale Order. The Sale Order (i) shall have been entered on or before July 15, 2002, which date may be waived or extended by Purchaser in its sole discretion, (ii) shall not have been stayed, modified, amended, dissolved, revoked or rescinded without Purchaser's consent and (ii) shall be in full force and effect on the Closing Date. The Sale Order shall be in form and substance reasonably acceptable to Purchaser.

                  (c) Representations and Warranties. (i) The representations and warranties of Purchaser set forth in this Agreement qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing date (except that to the extent such representations and warranties expressly speak as of an earlier date, such representations and warranties shall be true and correct in all respects as of such specified date); (ii) the representations and warranties of Purchaser set forth in this Agreement that contain no qualification with respect to materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, such representations and warranties shall be true and correct in all material respects as of such specified date); and
(iii) Republic shall have received a certificate dated the Closing Date and signed on behalf of Purchaser by the chief executive officer of Purchaser to such effect.

                  (d) Covenants. Purchaser shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date and Republic shall have received a certificate, dated the Closing Date and signed by the chief executive officer of Purchaser, to that effect.

                  (e) Consents and Approvals. Sellers and Purchaser shall have received all consents or approvals and made all applications, requests, notices and filings with any Person or Governmental Authority required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement which required consents and approvals are set forth in the attached Schedule 9.2(e).

                  (f) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this agreement illegal or otherwise restraining or prohibiting consummation of such transactions.

                  (g) Closing Deliveries. Purchaser shall have delivered or caused to be delivered to Seller each of the items listed in Section 10.3 hereof.

                  (h) HSR Waiting Period. The applicable waiting period under the HSR Act shall have expired or terminated.

                  (i) Successor Labor Agreement. All conditions to the effectiveness of the Successor Labor Agreement shall have been satisfied or waived.

                  (j) Canadian Steel Asset Purchase Agreement. All conditions to the consummation of the transactions contemplated by the Canadian Steel Asset Purchase Agreement shall have been satisfied or waived.

                  (k) No Termination. This Agreement shall not have been terminated pursuant to Section 12.1.

                                    ARTICLE X

                                     CLOSING
                                     -------


         Section 10.1 Closing. The closing (the "Closing") of the transactions contemplated in this Agreement shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article IX (the "Closing Date") at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. located at 590 Madison Avenue, New York, New York 10022, or such other time and place as the parties may agree.

         Section 10.2 Documents to be Delivered at Closing by Sellers. At the Closing, Sellers shall properly execute (if necessary) and deliver (or cause to be delivered) to Purchaser:

                  (a) The Purchaser Operating Agreement, duly executed by Republic.

                  (b) The Transition Services Agreement, duly executed by Republic or its designees.

                  (c) The Indemnity Escrow Agreement, duly executed by Republic and the escrow agent thereunder.

                  (d) The Bill of Sale, duly executed by Sellers.

                  (e) The Assumption Agreement, duly executed by Sellers.

                  (f) Such other deeds, bills of sale, assignments, releases, consents to assignments and other instruments of sale, conveyance, assignment, assumption and transfer as Purchaser or its counsel may reasonably request, satisfactory in form and in substance to Purchaser and its counsel, in order to convey to Purchaser all of Sellers' rights, title and interests in and to the Purchased Assets and to assign to Purchaser all of the Assumed Liabilities in the manner provided for in this Agreement.

                  (g) Limited warranty deeds for each parcel of the owned Real Property substantially in the form of Exhibit F attached hereto.

                  (h) Lease Assignment and Assumption Agreements with respect to each parcel of leased Real Property substantially in the form of Exhibit G attached hereto (the "Lease Assignment and Assumption Agreement"), duly executed by Sellers.

                  (i) Any other duly executed document or instrument effecting transfer of the Real Property which is required by the Title Company in order to insure the Purchaser's title to the Real Property under the Title Insurance Policies; and all consents of third parties required under any Reference Lease or Third Party Lease, in form and substance as agreed to by the parties.

                  (j) Certified copies of the Sale Order and the Bidding Procedures Order and a copy of the docket sheet for the Chapter 11 Cases showing their entry and that no order has been entered that modifies, amends, stays, dissolves, revokes or rescinds either of such orders and that no motion seeking any such relief has been filed.

                  (k) A certificate of the Secretary of each Seller in the form attached hereto as Exhibit H.

                  (l) A certificate of an officer of each Seller referred to in
Section 9.1(d) in the form attached hereto as Exhibit I.

                  (m) A certificate of Republic certifying that each of the Sellers is not a foreign person for the purposes of section 1445 of the Code, which certificate shall comply with the requirements of Treasury Regulation 1.1445-2 and shall be in the form of Exhibit J.

                  (n) A cross-receipt for the Cash Consideration paid by Purchaser to Sellers at the Closing.

                  (o) Such other documents and instruments as are contemplated in this Agreement or as Purchaser or Purchaser's counsel may reasonably request in order to evidence or consummate the transactions contemplated by this Agreement or to effectuate the purpose or intent of this Agreement.

         Section 10.3 Documents to be Delivered at Closing by Purchaser. At the Closing, Purchaser shall properly execute (if necessary) and deliver (or caused to be delivered) to Sellers:

                  (a) The Cash Consideration, a portion of which Purchaser may satisfy with the proceeds of the Good Faith Deposit, if any.

                  (b) The Transition Services Agreement, duly executed by Purchaser.

                  (c) The Senior Secured Note, dated as of the Closing Date and authenticated by the trustee under the Senior Secured Note Indenture.

                  (d) A stock certificate representing the Purchaser Interests which, as of the Closing Date, shall be duly authorized, validly issued, fully paid and nonassessable.

                  (e) The Purchaser Operating Agreement, duly executed by Purchaser and the Purchaser Member.

                  (f) The Assumption Agreement, duly executed by Purchaser or any designee of Purchaser.

                  (g) The Lease Assignment and Assumption Agreement, duly executed.

                  (h) The Indemnity Escrow Agreement, duly executed by Purchaser and the escrow agent thereunder.

                  (i) A certificate of an officer of Purchaser referred to in
Section 9.2(b) and Section 9.2(c) in the form attached hereto as Exhibit K.

                  (j) A certificate of the Secretary of Purchaser in the form attached hereto as Exhibit L.

                  (k) Such other documents and instruments as are contemplated in this Agreement or as Sellers or Sellers' counsel may reasonably request in order to evidence or consummate the transactions contemplated in this Agreement or to effectuate the purpose or intent of this Agreement.

                                   ARTICLE XI

                                 INDEMNIFICATION
                                 ---------------

         Section 11.1 Survival; Representations and Warranties. All representations and warranties made in this Agreement shall survive for a period of one (1) year after the Closing Date and shall not be extinguished by the Closing or any investigation made by or on behalf of any party hereto.

         Section 11.2 Indemnification of Purchaser. From and after the Closing Date, Sellers hereby agree to jointly and severally indemnify, defend and hold harmless Purchaser and its Affiliates from and against any and all liabilities, damages and losses, including reasonable attorney's fees and expenses, suffered or incurred ("Losses") by Purchaser or any of its Affiliates resulting or arising from claims asserted within the period specified in Section 11.1 insofar as such Losses arise out of or are based upon (a) the inaccuracy or breach of any representation or warranty of any Seller contained in this Agreement or an Attendant Document; (b) any breach of any covenant or agreement of any Seller contained in this Agreement or an Attendant Document; or (c) any Excluded Liabilities; provided, however, that within sixty (60) days after learning of the assertion of any third party claim against which Purchaser claims indemnification under this Article XI, Purchaser shall notify Sellers and afford them the opportunity to join in the defense or settlement thereof at Sellers' own expense with counsel of their choosing, and Purchaser shall cooperate to make available to Sellers all pertinent information under its control or in its possession. Failure to so notify shall not effect the obligation to indemnify unless material prejudice results therefrom. Purchaser shall have the right to afford Sellers the opportunity to assume the defense or settlement of such third party claims at their own expense with counsel of their choosing; provided that Sellers shall not settle any such claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed.

         Section 11.3 Indemnification of Sellers. From and after the Closing Date, Purchaser hereby agrees to indemnify, defend and hold harmless Sellers and their Affiliates from and against any and all Losses resulting or arising from claims asserted within the period specified in Section 11.1 insofar as such Losses arise out of or are based upon (a) the inaccuracy or breach of any representation or warranty of Purchaser contained in this Agreement or an Attendant Document to which Purchaser is a Party; (b) any breach of any covenant or agreement of Purchaser contained in this Agreement or an Attendant Document to which Purchaser is a party; or (c) any Assumed Liabilities; provided, however, that within sixty (60) days after learning of the assertion of any third party claim against which any Seller claims indemnification under this
Article XI, Sellers shall notify Purchaser and afford it the opportunity to join in the defense or settlement thereof at Purchaser's own expense with counsel of its choosing, and Sellers shall cooperate to make available to Purchaser all pertinent information under their control or in their possession. Failure to so notify shall not effect the obligation to indemnify unless material prejudice results therefrom. Republic shall have the right to afford Purchaser the opportunity to assume the defense or settlement of such third party claims at its own expense with counsel of its choosing; provided that Purchaser shall not settle any such claim without the prior written consent of Republic, which consent shall not be unreasonably withheld, conditioned or delayed.

         Section 11.4 Limitation on Seller' Indemnification Liability. The Sellers' aggregate liability for money damages under this Agreement and all Attendant Documents related to the inaccuracy or breaches of representations or warranties and breaches of covenants or agreements shall not exceed an amount equal to Fifteen Million U.S. Dollars ($15,000,000.00), which shall be satisfied as set forth in Section 11.6. The Sellers shall have no liability for money damages related to the inaccuracy of the representations or warranties or the breaches of covenants or agreements contained herein until the aggregate damages claimed under Section 11.2 exceeds Two Hundred Fifty Thousand U.S. Dollars ($250,000.00).

         Section 11.5 Limitation on Purchaser's Indemnification Liability. The Purchaser's aggregate liability for money damages under this Agreement and all Attendant Documents related to the inaccuracy or breaches of representations or warranties and breaches of covenants or agreements shall not exceed an amount equal to Five Million U.S. Dollars ($5,000,000.00). Purchaser shall have no liability for money damages related to the inaccuracy of the representations or warranties or the breaches of covenants or agreements contained herein until the aggregate damages claimed under Section 11.3 exceeds Two Hundred Fifty Thousand U.S. Dollars ($250,000.00). Sellers shall not have any additional recourse against Purchaser for such indemnity claims, except in instances of fraud by Purchaser.

         Section 11.6 Satisfaction of Purchaser Claims. The amount of indemnifiable damages or losses arising from any claim under this Article 11 made by Purchaser or its Affiliates shall be paid by issuing additional Purchaser Interests ("Indemnity Interests") to the Purchaser Member, in accordance with the formula set forth on Exhibit M attached hereto. The parties acknowledge and agree that the value of Purchaser Interests used for the purpose of calculating the number of Indemnity Interests, if any, to be issued to satisfy indemnity claims under this Agreement shall not be binding on the parties or determinative of such value for any other purpose. Notwithstanding the foregoing, at Closing, Seller shall establish an escrow account (the "Indemnity Escrow") pursuant to an escrow agreement in form and substance reasonably acceptable to Purchaser (the "Indemnity Escrow Agreement") and shall promptly thereafter fund such escrow account with up to Five Million U.S. Dollars ($5,000,000.00) of available cash and for the first six months after the Closing Date, Purchaser also may satisfy indemnifiable Losses from the Indemnity Escrow. The Cash Consideration shall not be a source from which indemnifiable claims may be satisfied. In no event shall Purchaser be entitled to payment for indemnity claims under this Article XI for the inaccuracy of representations or warranties or breaches of covenants or agreements contained in this Agreement in excess of Fifteen Million U.S. Dollars ($15,000,000.00), up to Five Million U.S. Dollars ($5,000,000.00) of which may be satisfied from the Indemnity Escrow as set forth above and the remainder of which shall be satisfied with the issuance of Indemnity Interests as calculated in accordance with Exhibit M attached hereto. Any claim for indemnification of Purchaser pursuant to this Article XI shall be paid solely out of the Indemnity Escrow and the Indemnity Interests, and Purchaser shall not have any additional recourse against Sellers for such indemnity claims, except in instances of fraud by Sellers.

                                   ARTICLE XII

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------


         Section 12.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                  (a) by mutual written consent of Purchaser and Republic; or

                  (b) by Purchaser, if any or all of Sellers agree to transfer a material portion of the Purchased Assets to a third party; or

                  (c) by Purchaser or Republic, if the Bankruptcy Court or any other court of competent jurisdiction in the United States or other Governmental Authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase of the Purchased Assets on the terms and conditions contained herein and such order, decree, ruling or other action shall have become a Final Order; or

                  (d) by Purchaser if there is a material breach by any Seller of any representation, warranty or covenant of the Sellers under this Agreement and Sellers are unable or shall fail or refuse to cure such breach within ten
(10) days after written notice from Purchaser specifying such breach; or

                  (e) by Republic if there is a material breach by Purchaser of any representation, warranty or covenant of Purchaser under this Agreement and Purchaser is unable or shall fail or refuse to cure such breach within ten (10) days after written notice from Republic specifying such breach; or

                  (f) by Purchaser on or prior to June 14, 2002 if Purchaser determines in its sole discretion that the results of Purchaser's due diligence with respect to any matters, other than environmental matters, related to the prospects, business, assets, contracts, rights, liabilities and obligations of Sellers (and of Purchaser after giving effect to the Closing), including, without limitation, engineering, financial, marketing, employee, labor, ERISA, employee benefits, legal and regulatory matters, are not satisfactory; provided that Purchaser shall be deemed to have waived its right of termination under this Section 12.1(f) for all purposes if it does not terminate this Agreement by such date; or

                  (g) by Purchaser on or prior to June 28, 2002 if Purchaser determines in its sole discretion that the results of Purchaser's due diligence with respect to environmental matters related to the Purchased Assets and the prospects, business, assets, contracts, rights, liabilities and obligations of Sellers (and of Purchaser after giving effect to the Closing) are not satisfactory; provided that Purchaser shall be deemed to have waived its right of termination under this Section 12.1(g) for all purposes if it does not terminate this Agreement by such date; or

                  (h) by Purchaser, if (i) the Bidding Procedures Order shall not have become a Final Order on or prior to the date that is 10 days after its entry or (ii) the Sale Order shall not have been entered by the Bankruptcy Court on or prior to July 15, 2002 or (iii) the Sale Order shall not have become a Final Order on or prior to the date that is ten (10) days after the entry of the Sale Order unless Purchaser has waived the requirement for a Final Order; or

                  (i) by Purchaser on or before 5:00 p.m., July 2, 2002 if Purchaser shall not have obtained from appropriate environmental Governmental Authorities written assurances, satisfactory to Purchaser in the exercise of Purchaser's reasonable discretion, that such Governmental Authorities shall not seek to impose on Purchaser any Excluded Liabilities or obligations as described hereinabove in Section 3.1(b)(ix) and Section 3.1(b)(xii); or

                  (j) by Purchaser or Republic, if the Closing shall not have occurred on or prior to July 31, 2002; provided, however, that the right to terminate this Agreement under this Section 12.1(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing or the failure to enter the Sale Order or the failure of such Sale Order to become a Final Order on or prior to such date; or

                  (k) by Purchaser, upon the conversion of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, appointment of a Chapter 11 trustee or an examiner with expanded powers, or entry of an order pursuant to
Section 362 of the Bankruptcy Code lifting the automatic stay with respect to any material portion of the Purchased Assets; provided, however that Purchaser shall not be entitled to exercise its right to terminate this Agreement pursuant to this Section 12.1(k) until Purchaser has given Republic five days' prior written notice, and Republic shall be permitted to cure any such event during such five-day period.

         Section 12.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto or its Affiliates, directors, officers, shareholders, or agents except under Section 8.2, with respect to the Good Faith Deposit, if any, and Section 12.3.

         Section 12.3 Break-Up Fee; Expense Reimbursement. From and after the entry of the Bidding Procedures Order, if this Agreement is terminated for any reason other than pursuant to Section 12.1(e), Sellers shall reimburse Purchaser (and the direct and indirect owners of the equity of Purchaser) for documented reasonable out-of-pocket costs and expenses (including legal, accounting, engineering and other consultant fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (the "Expense Reimbursement Amount") in an amount up to (i) One Million U.S. Dollars ($1,000,000.00) or (ii) Two Million U.S. Dollars ($2,000,000.00) in the event this Agreement is terminated pursuant to Section 12.1(b) or as a result of Seller accepting a Competing Bid. From and after (i) the date on which Purchaser has waived its rights to terminate this Agreement pursuant to Section 12.1(f) and (g) or both such rights have lapsed due to the passage of time, and (ii) the receipt by Purchaser of a firm commitment from the Bank Lenders with respect to the New Credit Facility, if this Agreement is terminated for any reason other than pursuant to Section 12.1(e), Sellers shall pay Purchaser (x) the Expense Reimbursement Amount in an amount up to Two Million U.S. Dollars ($2,000,000.00) plus (y) Three Million U.S. Dollars ($3,000,000.00) (the "Break-Up Fee") in the event this Agreement is terminated pursuant to Section 12.1(b) or as a result of Seller accepting a Competing Bid. The payment of the Expense Reimbursement Amount and the Break-Up Fee shall be made by wire transfer of immediately available funds promptly following the termination of this Agreement and, in the event this Agreement is terminated pursuant to Section 12.1(d) or as a result of Seller accepting a Competing Bid, no later than the date that any definitive agreement is executed with respect thereto and shall be paid first from any deposits by a third party purchasers of a material portion of the Purchased Assets. The claim of Purchaser against Sellers with respect to the Break-Up Fee and the Expense Reimbursement Amount pursuant to this Section 12.3 shall constitute an administrative expense claim in the Chapter 11 Cases that will rank pari passu with all other administrative expense claims, including claims under Section 507(b) of the Bankruptcy Code.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

         Section 13.1 Expenses. Except as otherwise set forth in this Agreement (including without limitation Section 12.3), Sellers and Purchaser shall each bear the expenses incurred by them in connection with the preparation and negotiation of this Agreement and the Attendant Documents and the consummation of the transactions contemplated in this Agreement, including, without limitation, that Sellers shall pay all fees and expenses of McDonald Investments Inc.

         Section 13.2 Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York and, to the extent applicable, the Bankruptcy Code. If the Bankruptcy Court does not have subject matter jurisdiction over any action or proceeding arising out of or relating to this Agreement, then each party (a) agrees that all such actions or proceedings shall be heard and determined in federal court of the United States for the Southern District of New York, (b) irrevocably submits to the jurisdiction of such court in any such action or proceeding, (c) consents that any such action or proceeding may be brought in such court and waives any objection that such party may now or hereafter have to the venue jurisdiction or that such action or proceeding was brought in an inconvenient court, and (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 13.3 (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by New York law).

         Section 13.3 Notices. Any and all notices, requests, demands and other communications permitted under or required pursuant to this Agreement shall be in writing and shall be deemed given if personally delivered or if mailed, postage prepaid, certified or registered mail, return receipt requested, to the parties at the addresses set forth below, or at such other addresses as they may indicate by written notice given as provided in this Section 13.4:

If to Purchaser:                                             With required copies to (which shall not constitute
---------------                                              ---------------------------------------------------
                                                             notice):
                                                             -------
RT Acquisition LLC                                           KPS Special Situations Fund, L.P.
200 Park Avenue, 58th Floor                                  200 Park Avenue, 58th Floor
New York, New York  10166                                    New York, New York  10166
Attention: Michael Psaros                                    Attention: Michael Psaros

                                                                      --and--

                                                             Hunt Investment Group, L.P.
                                                             Fountain Place
                                                             1445 Ross Avenue
                                                             Dallas, Texas   75202-2785
                                                             Attention: Kelby Hagar


                                       61

                                                                      --and--

                                                             Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                                             590 Madison Avenue
                                                             New York, New York  10022
                                                             Attention:  Stephen B. Kuhn

                                                                      --and--

                                                             Vinson & Elkins, L.L.P.
                                                             666 Fifth Avenue, 26th Floor
                                                             New York, New York  10103
                                                             Attention: Steven Abramowitz

If to Seller:                                                With required copies to (which shall not constitute
------------                                                 ---------------------------------------------------
                                                             notice):
                                                             -------

Republic Technologies International, LLC                     McDonald, Hopkins, Burke & Haber Co., L.P.A.
3770 Embassy Parkway                                         2100 Bank One Center
Akron, Ohio   44333                                          600 Superior Avenue, E.
Attention:  Joseph Lapinsky                                  Cleveland, Ohio   44114-2653
                                                             Attention: Shawn Riley

                                                                      --and--

                                                             Weil, Gotshal & Manges LLP
                                                             767 Fifth Avenue
                                                             New York, New York  10153-0119
                                                             Attention: Simeon Gold

         Section 13.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 13.5 No Assignment; Benefit to Third Parties.

                  (a) No party may assign its rights and obligations under this Agreement without the prior written consent of the other parties, except that Purchaser may assign all or any of its rights and obligations hereunder to any wholly owned Subsidiary of Purchaser upon the execution of a written instrument whereby any such assignee agrees to assume all of the assignor's obligations hereunder and be bound by all the terms and conditions of this Agreement, and, after the Closing, Sellers may assign all of their rights and obligations hereunder pursuant to an order of the Bankruptcy Court to a single entity whose primary purpose is the liquidation of Sellers' assets; provided that the Sellers may assign the Senior Secured Notes to a separate entity for such primary purpose pursuant to an order of the Bankruptcy Court so long as such assignment is subject to all rights of Purchaser with respect to such Senior Secured Notes under this Agreement; provided, further, that Purchaser may assign any of its rights hereunder to one or more of its financing sources as security for financing for collateral purposes; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

                  (b) The terms and provisions of this Agreement (including provisions regarding employee and employee benefit matters) are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns and are not intended to, and shall not, confer third-party beneficiary rights upon any other Person.

         Section 13.6 Entire Agreement. This Agreement, including the Exhibits and the Schedules attached or to be attached to it, together with the Attendant Documents is and shall be deemed to be the complete and final expression of the agreement between the parties as to the matters contained in and related to this Agreement and supersedes any previous agreements between the parties pertaining to such matters.

         Section 13.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

         Section 13.8 Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights. The waiver by any party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or similar breach.

         Section 13.9 Amendment. This Agreement may only be amended by written agreement executed by each of the parties hereto.

         Section 13.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof, and this Agreement shall be interpreted so as to most fully give effect to its terms and still be valid and enforceable; provided, however, that any provision altered pursuant to this Section 13.10 shall not result in a material adverse impairment of the rights or obligations of any party hereto.

         Section 13.11 Further Assurances. From time to time after the Closing Date, at Purchaser's request and without further consideration, Sellers shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and shall take such other action as Purchaser may reasonably request in order more effectively to convey, transfer, reduce to possession or record title to any of the Purchased Assets purchased pursuant to this Agreement. On Purchaser's request, Sellers shall cooperate and use their commercially reasonable efforts to have their officers, directors, employees and agents cooperate with Purchaser on or after the Closing

Date by furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving Purchaser and which are based on contracts, leases, arrangements or acts of Sellers which were in effect or occurred on or prior to the Closing Date.



                     [Rest of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed by its duly authorized officers as of the day and year first written above.

                      RT ACQUISITION LLC


                      By: /s/ Michael Psaros
                              -------------------------------------------------
                              Name:  Michael Psaros
                              Title: President


                      REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC


                      By: /s/ Joseph F. Lapinsky
                          -----------------------------------------------------
                          Name:  Joseph F. Lapinsky
                          Title: President


                      NIMISHILLEN & TUSCARAWAS, LLC


                      By: /s/ Joseph F. Lapinsky
                          -----------------------------------------------------
                          Name:  Joseph F. Lapinsky
                          Title: President


                      BLISS & LAUGHLIN, LLC


                      By: /s/ Joseph F. Lapinsky
                          -----------------------------------------------------
                          Name:  Joseph F. Lapinsky
                          Title: President

                 REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC


                 By: /s/ Joseph F. Lapinsky
                     --------------------------------------------------------
                     Name:  Joseph F. Lapinsky
                     Title: President


                 RTI CAPITAL CORP.


                 By: /s/ Joseph F. Lapinsky
                     --------------------------------------------------------
                     Name:  Joseph F. Lapinsky
                     Title: President